HIGHLY CONFIDENTIAL

                                  DRAFT - SUBJECT TO ATTORNEY-CLIENT PRIVILEGE




PROJECT H2O

PROGRESS REPORT & PRELIMINARY FINDINGS




MAY 11, 1999




PROJECT H2O -- DRAFT

TABLE OF CONTENTS

I.       EXECUTIVE SUMMARY
II.      SITUATION ANALYSIS
III.     VALUATION CONSIDERATIONS
IV.      STOCK AND WARRANT TRADING HISTORY

APPENDICES
A.       OVERVIEW OF AQUA ALLIANCE ("H2O" OR THE "COMPANY")
B.       PRELIMINARY VALUATION ANALYSES
C.       DESCRIPTIONS OF COMPARABLE COMPANIES





EXECUTIVE SUMMARY -- DRAFT

OVERVIEW OF PROPOSED OFFER


Date of Offer:                                                                            April 1, 1999

Offer Price Per Share:                                                                    $2.00

Offer Price Per Warrant:                                                                  NOT PROVIDED

Premium (Discount) to:
     Closing Price on Last Business Day Before Offer (3/31/99 - $2.25)                    (11%)
     Closing Price on Last Business Day Before Announcement of U.S. Filter                7%
     Transaction (3/23/98 - $1.88)
     30-Day Average Closing Price through March 31, 1999 ($1.69)                          18%
     52-Week Closing High (7/16/98 - $3.38)                                               (41%)
     All-Time High (7/9/90 - $30.00)                                                      (93%)

Total Shares Outstanding:                                                                 185.2 million
     Shares Held By The Public                                                             31.6 million (17%)
     Shares Held By Vivendi                                                               153.6 million (83%)

Form of Transaction:                                                                      NOT PROVIDED

Total Equity Value:                                                                       $370 million

Consideration Payable To Shareholders Other Than Vivendi:                                 $63 million

Enterprise Value (Total Equity Value Plus Net Debt):                                      $470 million

Surviving Entity:                                                                         NOT PROVIDED

Necessary Approvals:                                                                      Special Committee of the Board of
                                                                                          Directors to effect a short-form merger





BEACON HAS CONDUCTED DUE DILIGENCE ON H2O AND VIVENDI'S OFFER, INCLUDING:

o    Multiple meetings and discussions with H2O senior management team

     - Overview of H2O with Thierry Mallet (CEO), Alain Brunais (CFO), and Neil Lane (General Counsel)

     -   Financial review with Alain Brunais (CFO)

     - Operational review with Alain Brunais (CFO), Mike Szomjassy (COO) and Joe Bolton (EVP -- Business Development)

o    A review of:

     - Annual reports to shareholders and Annual Reports on Form 10-Ks of H2O since the Company's initial public offering in 1989

     -   Interim reports to shareholders and Quarterly Reports on Form 10-Q

     -   Internal detailed financial statements and operating reports

     -   Internal financial analyses and forecasts

     -   Presentation materials prepared by the Company

     - Consulting report prepared by Alliance Consulting Group dated September 1, 1998

o    Site visits

     -   New York City offices

     -   Wakefield, MA offices

     -   Deer Island Facility (waste treatment facility) in Boston, MA

     -   Attempting to schedule visit to Bridgeport, CT facility

o    Discussions with H2O's advisors

     - Kaye Scholer letter to Skadden Arps (Vivendi legal counsel) requesting further clarification of the terms of the offer and the transaction structure

     - Latham & Watkins (Vivendi legal counsel) regarding U.S. Department of Justice investigation

     - Tax counsel at Skadden Arps (Vivendi legal counsel) and McGladrey & Pullen (H2O Auditors) regarding H2O's NOLs





BEACON'S DUE DILIGENCE HAS ALSO INCLUDED A REVIEW OF CERTAIN KEY AREAS RELATED TO H2O'S HISTORICAL AND PROSPECTIVE FINANCIAL PERFORMANCE

o    Financial performance for the consolidated Company and by business unit

o    One-time restructuring charges and other non-recurring items

o    Management financial forecasts for the years 1999 - 2001

o    Impact of reorganization and restructuring on future performance

o    H2O's relationship with Vivendi

o    Off-balance sheet assets and liabilities

     -   NOLs

     -   Litigation

o    H2O's historical and current market position by business line

o    Industry dynamics




BEACON IS IN THE FINAL STAGES OF ITS DUE DILIGENCE PROCESS AND, IF REQUESTED, COULD DELIVER AN OPINION TO THE SPECIAL COMMITTEE BY MAY 19TH

o Timing could be impacted by responsiveness of H2O and Vivendi on outstanding issues

o    Outstanding issues include:

     -   Details of Vivendi proposal

     -   Additional due diligence on H2O's net operating loss carry-forwards

     -   Assessment of potential synergies with U.S. Filter

     - Legal interpretation of exclusivity agreement and other covenants of Vivendi

     -   Warrants

     -   Visit to Bridgeport, CT facility

o If requested by the Special Committee to test "adequacy," process could take longer





SITUATION ANALYSIS -- DRAFT

VIVENDI'S OFFER HAS BEEN MADE IN THE MIDST OF A MAJOR RESTRUCTURING AND REORGANIZATION OF H2O

o The proposal comes following a period during which H2O's historical record has made it difficult to assess the future potential of the Company

     -   Recapitalization

     -   Changes in senior management

     -   Reorganization and restructuring

     -   Research-Cottrell and other divestitures


o H2O has been restructured in order to integrate the key functions of the business, decrease costs, improve efficiencies and optimize business development

     -   Consolidation of corporate functions and reductions in SG&A expenses

     -   Change of headquarters and closing of certain offices

     -   Creation of 4 domestic regions, International and Puerto Rico

     -   Reorganization of the sales and marketing organization

     -   Renewal and expansion of the Puerto Rico contract


H2O'S RESTRUCTURING AND REORGANIZATION IS INTENDED TO ARREST THE COMPANY'S
10-YEAR FINANCIAL DECLINE


1989             1990        1994                1996               1997                1998                  1999
- IPO at $17.00  - Vivendi   - H2O acquires      - Claudio Elia     - Recapitalization  - Recapitalization    - Vivendi makes
  per Share        acquires    PSG for stock       (CEO) killed in    initiated           complete; Vivendi     offer of $2.00 per
                   a 17%       from Vivendi        plane crash      - Thierry Mallet      effectively           share for all
                   interest  - Vivendi increases                      named CEO (4th      converts debt and     publicly held
                               interest to 48%                        CEO in three        preferred to bring    shares
                             - H2O liquidates                         years)              interest to 83%
                               and sells                                                - H2O announces
                               various non-core                                           restructuring and
                               businesses                                                 reorganization of
                                                                                          business
                                                                                        - Divestiture of
                                                                                          Research-Cottrell



                                                 FISCAL YEARS ENDED OCTOBER 31,                                 YTD ENDED
               1989     1990     1991(1)    1992(2)  1993(3)   1994     1995      1996     1997      1998       3/31/99
Sales          $606.5   $610.5 | $620.1  |  $609.4 | $299.4    $309.4   $398.7    $482.1   $456.4    $445.1     $185.9
 % Growth          --     0.7% |   1.6%  |  (1.7%) |     NM      3.4%    28.8%     20.9%   (5.3%)    (2.5%)         --
EBITDA(a)        48.7     60.6 |   20.1  |    30.0 |   24.5       0.8     22.5      25.7    (5.0)     (6.0)      (3.1)
 % Margin        8.0%     9.9% |   3.2%  |    4.9% |   8.2%      0.3%     5.6%      5.3%   (1.1%)    (1.3%)     (1.7%)
Earnings                       |         |         |
Per Share      ($0.60)    $0.26| ($0.99) |  ($0.47)| ($0.27)   ($2.27)  ($0.41)   ($0.35)  ($1.52)   ($0.25)    ($0.06)
Net Debt/                      |         |         |
Total Cap.(b)   76.2%    42.3% |  46.2%  |   48.8% |  53.0%     75.6%    78.9%     81.5%   148.8%     59.8%        ---
                               |         |         |
                               |         |         |
                               |         |         |-->Pro forma for the divestiture of Research-Cottrell in 1998.
                               |         |
                               |         |--> Pro forma for the divestitures of the natural gas compressor and power
                               |              generation systems in 1994.
                               |
                               |-->Pro forma for the discontinuation of the asbestos abatement business in 1994.


NOTES:
Source:  H2O's public filings for 1989-1998.  Results exclude non-recurring items.

(a) EBITDA is earnings before interest, taxes, depreciation and amortization.
(b) Net debt is total debt less cash. Total capitalization is total debt plus minority interest plus shareholders' equity.




EVEN WITH THE EXCLUSION OF A NUMBER OF "NON-RECURRING" ITEMS, THIS DOWNWARD
TREND ACCELERATED FROM 1996 TO 1998

                                      H2O CONSOLIDATED PERFORMANCE WITHOUT NON-RECURRING ITEMS

[Following is a statistical data table in lieu of a graphic image in the printed document]

                                                                                                                   1999 YTD
(DOLLARS IN MILLIONS)             1996                        1997(A)                    1998(B)            (5 MONTHS ENDED MARCH)
NET INCOME                        ($11.0)                     ($19.5)                    ($28.9)                   ($11.9)
EBITDA                             $25.7                       $21.0                       $3.1                     ($3.1)


NOTES:
Source:  H2O internal analysis.

(a)  1997 EBITDA excludes $26 million of non-recurring items and 1997
     Net Income excludes $141 million of non-recurring items.
(b)  1998 EBITDA excludes $9 million of non-recurring items and 1998 Net
     Income excludes $31 million of non-recurring items.




IN ORDER TO UNDERSTAND THIS DOWNWARD TREND, IT IS NECESSARY TO EXAMINE
H2O'S BUSINESS UNITS INDIVIDUALLY

     ($ in millions)

                                                              Fiscal Years Ended October 31,
                                              -------------------------------------------------------------
                                                  1996                     1997                    1998
                                              -------------            -------------           ------------
Sales
     Metcalf & Eddy                              $215.4                   $186.5                $176.0
     PSG                                          270.6                    271.7                 271.5
     Intercompany Eliminations                    (3.9)                    (1.8)                 (2.4)
                                                  -----                    -----                 -----
         Total                                   $482.1                   $456.4                $445.1
                                                 ======                   ======                ======

EBITDA(a)
     Metcalf & Eddy                               $19.6                     $9.4                  $2.6
     PSG                                           14.8                     20.1                   8.2
     Corporate Overhead                           (8.7)                    (8.5)                 (7.6)
                                                  -----                    -----                 -----
         Total                                    $25.7                    $21.0                  $3.1
                                                  =====                    =====                  ====

NOTE:
Source:  1998 10K and H2O internal analysis.
(a) Excludes non-recurring expenses of $26 million in 1997 and $9 million in 1998.


H2O'S CONSULTING AND ENGINEERING BUSINESS ("METCALF & EDDY" OR "M&E")
DETERIORATED SIGNIFICANTLY FROM 1996 TO 1998, EVEN WITH THE EXCLUSION OF
NON-RECURRING ITEMS


($ in millions)

                                                                 FISCAL YEARS ENDED OCTOBER 31,
                                              -----------------------------------------------------------------
                                                  1996                      1997                     1998
                                              --------------           ---------------           --------------
Gross Sales                                       $215.4                    $186.5                   $176.0
     % Growth                                         --                     (13%)                     (6%)
Gross Margin(a)                                    $59.6                     $47.8                    $36.3
     % Margin                                        28%                       26%                      21%
EBITDA(b)                                          $19.6                      $9.4                     $2.6
     % Margin                                         9%                        5%                       2%




NOTE:
Source:  H2O internal analysis and Beacon and management assumptions.
(a) Excludes net non-recurring expenses of approximately $7 Million in 1997 and $9 million in 1998.
(b) Excludes net non-recurring expenses of approximately $16 Million in 1997 and $15 million in 1998.



M&E'S GROSS SALES HAVE DECLINED AS THE COMPANY SHED A NUMBER OF
UNPROFITABLE CONTRACTS AND FOCUSED ON ITS CORE COMPETENCIES IN WATER AND
WASTEWATER


[Following is a statistical data table in lieu of a graphic image in the printed document]

                                                     M& E Sales                                           Compound Annual
                                                 Dollars in millions                                        Growth Rate
                             1996                  1997                         1998
Water/Wastewater             $90.6                 $100.9                       $114.0                         (12%)
Hazardous Waste              $80.2                 $66.4                        $48.3                          (22%)
Other                        $44.5                 $19.2                        $13.7                          (45%)


NOTE:
Source:  H2O internal analysis.






IN ADDITION, M&E'S NET SALES(A) HAVE DECREASED SIGNIFICANTLY BOTH IN THE
AGGREGATE AND AS A PERCENTAGE OF GROSS SALES


[Following is a statistical data table in lieu of a graphic image in the printed document]

                                                                          M&E % Net Sales /
                                                                          Gross Sales
                                1996                                      1997                                  1998
Net Sales                       58% ($125 MM)                             53% ($99 MM)                          45% ($80 MM)
Direct Expenses                 42% ($91 MM)                              47% ($87 MM)                          55% ($96 MM)
Total                           $215 MM                                   $187 MM                               $176 MM


NOTE:
Source:  H2O internal analysis.
(a) Gross sales less direct expenses (revenues attributable to sub-contractors).




      ALTHOUGH M&E IS NATIONAL IN SCOPE, THE MAJORITY OF ITS REVENUES
                AND PROFITABILITY COMES FROM THE NORTHEAST


             [Following is a statistical data table in lieu of
                 a graphic image in the printed document]

                           M&E 1998 Net                  M&E 1998 Gross
                         Sales By Region              Margin(a) By Region

North/East                   54%                               51%
South                        12%                               8%
Central                      12%                               11%
West                         19%                               13%
Intl.                        3%                                17%


NOTE:
Source:  H2O internal analysis.
(a)  Excludes non-recurring charges.


IN CONTRAST TO M&E, SALES FOR H2O'S OPERATIONS AND MAINTENANCE BUSINESS ("PROFESSIONAL SERVICES GROUP" OR "PSG") HAVE REMAINED FLAT FROM 1996 TO 1998(A)


     o   PSG's profitability has been impacted by:

         -        PRASA (Puerto Rico) contract

         -        Contract renewals

         -        Increased competition

         -        DOJ investigation
                  ($ in Millions)


                               FISCAL YEARS ENDED OCTOBER 31,
                      -----------------------------------------------
                           1996             1997            1998
                      ------------      ------------    -------------
Sales                    $270.6            $271.7          $271.5
     % Growth                --                1%            (0%)
Gross Margin(a)           $28.4             $30.1           $19.8
     % Margin               11%               11%              7%
EBITDA(b)                 $14.8             $20.1            $8.2
     % Margin                6%                7%              3%


NOTE:
Source:  H2O internal analysis and Beacon estimates
(a) Excludes net non-recurring income of approximately $8 Million in 1998.
(b) Excludes non-recurring expenses of approximately $10 Million in 1997 and $2 million in 1998.



ALTHOUGH REVENUES FOR PSG'S DOMESTIC OPERATIONS AND MAINTENANCE BUSINESS UNIT (EXCLUDES PUERTO RICO) HAVE REMAINED FLAT, PROFITABILITY HAS DECLINED SINCE 1996

     o   Margins have been pressured by:

         - Costs of transitioning short-term contracts to long-term contracts

         -    Lower success rates for new bids

         -    DOJ investigation

         ($ in Millions)


                               FISCAL YEARS ENDED OCTOBER 31,
                      -----------------------------------------------
                          1996              1997             1998
                      ------------      ------------      -----------
Sales                    $165.1            $166.2           $165.9
     % Growth                --                1%             (0%)
EBITDA(a)                 $13.2             $15.4             $9.3
     % Margin                8%                9%               6%


NOTE:
Source:  H2O internal analysis and Beacon estimates.
(a) Excludes net non-recurring expenses of approximately $7 Million in 1997 and $2 million in 1998.



PSG'S PUERTO RICO O&M CONTRACT IS A LARGE CONTRIBUTOR TO SALES, BUT A RELATIVELY SMALL CONTRIBUTOR TO OVERALL PROFITABILITY(A)

     o A number of issues must be resolved before H2O will be able to realize some of the potential cost savings in the contract

         - Collective bargaining agreement remains an issue (reduce workforce from 5,000 to 2,000)

         -    Payment issues

              - Approximately $30 million in delinquent receivables from PRASA(b) offset by H2O with a withheld payable to PREPA(c) for approximately $30 million

         -    Expiration in 2001


              ($ in Millions)



                              FISCAL YEARS ENDED OCTOBER 31,
                      -----------------------------------------------
                          1996             1997              1998
                      -----------      ------------      ------------
Net Sales                $105.5           $105.5            $105.6
     % Growth                --               0%                0%
EBITDA(a)                  $1.6             $4.8            ($1.2)
     % Margin                2%               5%              (1%)


NOTES:
Source: H2O internal analysis and Beacon estimates.
(a) Excludes non-recurring expenses of approximately $3 million in 1997 and non-recurring income of $11 million in 1998.
(b)  PRASA = Puerto Rico Water And Sewer Authority.
(c)  PREPA = Puerto Rico Electric Power Authority.



1999 COULD REPRESENT A SIGNIFICANT TURN-AROUND YEAR FOR THE COMPANY

     o To date, lower than planned Gross Margin has been off-set by higher than planned reductions in SG&A expense

         -    Short-fall in engineering work in the South and West (M&E)

         -    Delay in International revenues in Gaza (M&E)

         - Regions and corporate SG&A reductions offset to a certain degree by higher than planned Puerto Rico SG&A (PSG)


($ in Millions)                  YEAR-TO-DATE VERSUS BUDGET
                      --------------------------------------------------
                           ACTUAL           BUDGET           % VARIAN
                      -------------      -------------      ------------
New Orders                 $234.1           $192.6               22%
Backlog                   1,217.5            910.5               34%
Sales                      $185.9           $188.9              (2%)
Gross Margin                $25.1            $25.7              (2%)
     % Margin                 14%              14%
SG&A                        $28.3            $28.9                2%
     % of Sales               15%              15%
EBITDA                     ($3.1)           ($3.3)                6%
     % Margin                (2%)             (2%)



IMPROVED RESULTS REFLECT THE BENEFITS OF THE RESTRUCTURING AND THE INITIAL IMPACT OF A NEW STRATEGY FOCUSED ON PROFITABILITY AND GROWTH



                       PSG                                         M&E
o  Transitions short-term contracts to    o  Shed unprofitable contracts
   long-term, while maintaining margins
                                          o  Focus on core competencies (i.e.,
o  Realize potential of Puerto Rico          water and wastewater)
   contract and renew it in 2001
                                          o  Maintain existing hazardous waste
o  Selectively pursue "Mega" contracts       business

o  Reduce overhead                        o  Increase net sales component
                                             (non-subcontracted)

                                          o  Reduce overhead

                            INTEGRATED SERVICES
                          DESIGN - BUILD - OPERATE



H2O'S LONG-TERM STRATEGY, FOCUSED ON OFFERING INTEGRATED SERVICES, SHOULD PROVIDE OPPORTUNITIES FOR SUBSTANTIAL GROWTH AND PROFITABILITY

o    "A World of Solutions From A Single Source"

     -   Leverage relationships

     -   Technical expertise

o Design - Build and Design - Build - Operate strategy improves on current business model

     -   Increases ability to win long-term contracts

     -   Increases profitability and revenue

     - Reduces new business costs by eliminating bidding round (previously Design - Bid - Build)

o Although this initiative is already in process, management has not included any Design - Build or Design - Build - Operate opportunities in its financial forecast

o The uncertainty within H2O as a result of the U.S. Filter/Vivendi transaction has had a negative impact on this initiative



ASSUMING THE RESTRUCTURING AND REORGANIZATION OF H2O IS EFFECTIVE, MANAGEMENT BELIEVES THAT THERE WILL BE SIGNIFICANT IMPROVEMENTS IN THE COMPANY'S FINANCIAL RESULTS

o   Management is comfortable that the Company can "meet and beat" its forecast


     ($ in Millions)

                             FISCAL YEAR ENDED -- 10/31/98
                      ---------------------------------------------
                         1999             2000             2001
                      ----------      ------------      -----------
Sales                   $464.2           $485.0           $517.0
     % Growth               4%               5%               7%
Gross Margin             $61.2            $65.8            $71.0
     % Margin              13%              14%              14%
SG&A                     $62.8            $56.8            $54.8
     % of Sales            14%              12%              11%
EBITDA                  ($1.6)             $9.0            $16.2
     % Margin               NM               2%               3%



MANAGEMENT HAS INTERNAL FINANCIAL TARGETS WHICH EXCEED THEIR FORECAST

     o   The goal is to reach break-even by 2001

     o Neither forecast includes the occurrence of any breakaway growth opportunities such as "mega" O&M contracts or Design/Build opportunities


         ($ in Millions)


                                 FISCAL YEAR ENDED - 10/31/98
                      -----------------------------------------------
                         1999              2000              2001
                      -----------      ------------      ------------
Sales                   $464.2            $491.0            $562.2
     % Growth               4%                6%                7%
Gross Margin             $61.2             $66.9             $76.3
     % Margin              13%               14%               14%
SG&A                     $62.8             $51.6             $50.0
     % of Sales            14%               10%               10%
EBITDA                  ($1.6)             $15.4             $26.3
     % Margin             (0%)                3%                5%



VALUATION CONSIDERATIONS -- DRAFT

H2O POSSESSES SUBSTANTIVE, NON-QUANTIFIABLE ELEMENTS OF VALUE THAT TYPICALLY DEMAND RECOGNITION FROM A PURCHASER

o    Value of the Company as a platform in an attractive market

     -   Brand equity in M&E and PSG
     - Should demand a premium valuation regardless of recent historical performance

o    Net operating loss carry-forwards

     -   Potentially $130 million of present value to Vivendi

o    Synergies with U.S. Filter

     - Management has not been able to provide an estimate of the potential savings - There is business overlap between U.S. Filter and H2O - H2O is forecasting $63 million in overhead in 1999 which may present savings

o Exclusivity agreement and other covenants of Vivendi pursuant to the Investment and Recapitalization Agreements

     - No short-form merger for three years - Assistance in developing activities in Canada and Mexico - Investment support for new activities in the U.S.



SIGNIFICANT GROWTH OPPORTUNITIES EXIST IN H2O'S TWO CORE BUSINESSES

o    H2O has refocused its business in order to pursue its core competencies

     - Potential growth in these segments is not fully accounted for in H2O's projections

     - H2O is currently forecasting significantly less than a market growth rate for its businesses

o Both M&E and PSG have long histories and strong customer relationships in these markets


[Following is a statistical data table in lieu of a graphic image in the printed document]



     WATER AND WASTEWATER OPERATIONS &          WATER AND WASTEWATER DESIGN &
     MAINTENANCE MARKET (REVENUE $S)              BUILD MARKET (REVENUE $S)
        (Dollars in Millions)                      (Dollars in Millions)
1994(1)   1995(1)   1996(1)  1997(2)  2002E(2)  1996(3)  1997(3)   2000E(3)
-------   -------   -------  -------  --------  -------  -------   --------
  $400     $540      $750     $847     $1,989     $458     $588     $1,250

Source: Alliance Consulting Group Study (9/1/98)
(1)  28.4% CAGR.
(2)  18.6% CAGR.
(3)  28.5% CAGR.



H2O'S NET OPERATING LOSS CARRY-FORWARDS ("NOLS") ARE A SIGNIFICANT ASSET OF THE COMPANY

o    H2O's current NOL balance is $357.2 million

     -   Resulting from losses incurred between 1987 and today

     - Over half of the total balance was incurred in 1994 and 1995 and expires in 2008 and 2009


                              H2O NOL SCHEDULE

                           (DOLLARS IN MILLIONS)

[Following is a statistical data table in lieu of a graphic image in the printed document]


                                NOLs                  Cumulative NOL
Year Incurred-Year Expires    Incurred                    Balance
1987-2002                        6.2                        6.2
1988-2003                       11.3                       17.5
1989-2004                       22.5                       40.0
1990-2005                       16.3                       56.3
1992-2006                       15.2                       71.6
1993-2007                       19.4                       90.9
1994-2008                       107.9                      198.9
1995-2009                       89.0                       287.9
1996-2010                       13.3                       301.2
1997-2011                       26.8                       327.9
1998-2018                       29.3                       357.2



ADDITIONAL DUE DILIGENCE MUST BE PERFORMED TO ASSESS THE POTENTIAL VALUE OF H2O'S NOLS

o Depending on how the Transaction is structured, Vivendi could unlock significant value

     -   Avoid Section 382 Limitation

     - Vivendi would be able to use the full NOL to offset taxable income in its North American consolidated tax group

     - U.S. Filter alone is forecasted to have approximately $386 million of pre-tax income in 1999 and $465 million of pre-tax income in 2000(a)

     - Potential present value of H2O's NOL in this scenario could be $130 million to $140 million (NOL * Tax Rate)

o Even though Vivendi has consolidated H2O into its North American tax group and owns 83% of the Company, Vivendi currently cannot access H2O's NOLs which were incurred prior to consolidation

o    This issue will require additional due diligence

     - Need to explore further what portion of NOL value should be attributed to public shareholders

     -   Further discussions with Skadden Arps and the Company's auditor

     -   Quality of NOLs

     -   Discussions with outside tax counsel?


NOTE:
(a)  Salomon Smith Barney U.S. Filter  research report (2/11/99),  page 8.



THE COMBINATION OF U.S. FILTER AND H2O COULD PROVIDE FOR SUBSTANTIAL OVERHEAD REDUCTIONS AS WELL AS OTHER SYNERGIES

o    Vivendi is investing almost $8 billion to acquire 100% of U.S. Filter

     - 26% premium to last 30 day average trading price prior to offer (as opposed to 18% for H2O)

o Transaction enables Vivendi to provide "one-stop" service to North American water and wastewater market

     -   Strengthens hands in contract negotiations

     -   Cross-selling

     -   Vertical integration

o Current estimates(a) indicate Vivendi will have synergy savings of $60 million by the end of 2000 due to the U.S. Filter acquisition and $75 million annually by the end of 2002

     - Early synergies represent anticipated reductions in overhead costs coupled with some cross selling benefits

     - H2O management has been unable to provide any guidance on potential synergy/cost savings

o    These synergy savings alone could represent significant incremental value

     -   Valued at a multiple


NOTE:
(a) ABN AMRO research regarding Vivendi (3/23/99), page 3.



ILLUSTRATIVE EXAMPLE OF PRELIMINARY RANGES OF POTENTIAL VALUE


($ in Millions, except per share amounts)


                Potential Values                     Per Share
            -----------------------------   ------------------------------
             Low                 High        Low                  High                       Assumptions
            ----------        -----------   ----------        ------------  ------------------------------------------
PSG              $93.6     --      $189.6        $0.51    --         $1.02  -  7.8x TO 15.8 x EBITDA based on comparable ranges(a)
M&E               50.0     --       100.0         0.27    --          0.54  -  Based on estimated range provided by management
NOLs             125.0     --       134.0         0.68    --           .72  -  Present Value of NOL(b)
Synergies        116.0     --       348.0         0.63    --          1.88  -  $10 to $30 million of synergies valued at 11.6x(c)
Net Debt       (100.1)     --     (100.1)       (0.54)    --        (0.54)  -  Net debt as of 1/31/99




NOTES:
(a) Based on mean of comparable companies and transactions analyses for Operations & Maintenance companies
(b) Values assumes Vivendi is able to immediately apply the full NOL to profitable companies in its North American Group (U.S. Filter) at a 35.0% and a 37.5% tax rate.
(c) Estimated potential synergies resulting from merger of U.S. Filter and H2O.



NEXT STEPS

o    Detailed proposal from Vivendi

     -   Transaction structure

     -   Warrants

o    Perform additional due diligence regarding NOLs

     -   Consult tax and legal counsel

o Request additional information and perform additional analysis regarding potential U.S. Filter synergies

o    Legal analysis of exclusivity agreement and other covenants of Vivendi

     -   Implications of U.S. Filter transaction

o    Negotiate for more value?



STOCK AND WARRANT TRADING HISTORY -- DRAFT

VIVENDI'S CURRENT OFFER DOES NOT ADDRESS THE OUTSTANDING WARRANTS

o    3.9 million Warrants outstanding

     - Currently trade on the American Stock Exchange with a traded public market value of $1.5m ($0.38 per share as of 5/5/99)

     -   52 week high/low of $1.81/$0.38 per share, respectively
         ($7.1/$1.5 million)

o Warrants were issued during the Recapitalization as additional consideration to Non-Vivendi shareholders

     -   Strike price of $2.50 and expiration date of 3/11/01


[Following is a statistical data table in lieu of a graphic image in the printed document]


                                                                         PRICE RANGE

                                   $0.18-$0.30               $0.30-$0.45              $0.45-$0.60              $0.60-$0.90
VOLUME TRADED                      7,400                     215,800                  58,600                   44,100
% OF TOTAL VOLUME TRADED           2.3%                      68.5%                    86.5%                    100%



Price Range                     $0.18-$0.30       $0.30-$0.45               $0.45-$0.60               $0.60-$0.90
Cum. Vol as % of Vol Traded     2.3%              68.5%                     86.5%                     100%
Traded Vol as % of Outstanding  0.2%              5.5%                      1.5%                      1.1%
Cum. Vol as % of Outstanding    0.2%              5.7%                      7.2%                      8.3%




APPROXIMATELY 60% OF H2O'S SHARES HAVE TRADED ABOVE $2.00 OVER THE LAST
THREE YEARS


                                      DAILY FROM MAY 7, 1996 - MAY 7, 1999


[Following is a statistical data table in lieu of a graphic image in the printed document]


                                                               Share Price Intervals
                              $1.00-$1.49     $1.50-$1.99     $2.00-$2.49     $2.50-$2.99      3.00-$3.49      $3.50-$10.00
Shares Traded (MM)             5.3             17.6            15.0            3.4             2.9              13.1
Cumulative Trading Volume
as % of Total Traded           9.2%            39.9%           66.1%           72%             77%              100%


                                                               Share Price Intervals
                              $1.00-$1.49     $1.50-$1.99     $2.00-$2.49     $2.50-$2.99     $3.00-$3.49      $3.50-$10.00
Cumulative Vol. At or Above
as % of Vol. Traded            100.0%          90.8%           60.1%           33.9%           28.0%            23.0%

Trading Volume as
a % of Vol. Traded             9.2%            30.7%           26.2%           5.9%            5.0%             23.0%

Trading Volume as
a % of Float(a)                16.6%           55.7%           47.5%           10.7%           9.1%             41.6%


NOTE:
(a)  Assumes 31.6 mm shares



HOWEVER, IN THE PAST SIX MONTHS ONLY 41% OF THE PUBLICLY-HELD SHARES HAVE
TRADED ABOVE $2.00


                             DAILY FROM NOVEMBER 6, 1998 - MAY 7, 1999

[Following is a statistical data table in lieu of a graphic image in the printed document]


                                                                     Share Price Intervals
                                            $1.00-$1.49     $1.50-$1.99     $2.00-$2.24             $2.25-$3.00
Shares Traded (MM)                           1.7             5.9             2.8                     2.4
Cumulative Trading Volume
as % of Total Traded                         13.3%           59.4%           81.4%                   100%




                                                                     Share Price Intervals
                                            $1.00-$1.49     $1.50-$1.99     $2.00-$2.24             $2.25-$3.00
Cumulative Vol. At or Above
as % of Vol. Traded                          100.0%          86.7%           40.6%                   18.6%

Trading Volume as a % of Vol. Traded         13.3%           46.1%           22.0%                   18.6%

Trading Volume as a % of Float(a)            5.4%            18.7%           8.9%                    7.6%


NOTE:
(a)  Assumes 31.6 mm shares



H2O'S STOCK PRICE HAS SIGNIFICANTLY DECLINED SINCE ITS IPO IN 1989. . .

                  Price and Volume
     Daily from August 10, 1989 - May 7, 1999

[Following is a statistical data table in lieu of a graphic image in the printed document]


                                        VOLUME
DATE                 PRICE              (in thousands)
8/10/89              17.00              1,306.1
5/22/90              26.38              96.8
7/24/90              27.38              30.3
7/5/91               17.13              34.1
6/16/92              15.50              22.8
5/27/93              14.00              22.8
5/10/94              8.50               54.4
6/14/94              9.75               14.4
4/21/95              4.38               11.9
4/2/96               5.81               9.1
4/3/96               5.50               84.2
3/14/97              5.25               97.7
9/24/97              1.50               179.3
2/26/98              1.56               238.6
3/5/98               1.88               320.1
10/13/98             1.44               35.5
2/9/99               1.56               58.4


8/89: IPO at $17.00 per share              5/90: Vivendi (a) completes initial    1/94-11/94: Liquidates and sells various
                                           investment in Aqua at $27.90/share     non-core businesses
6/94: Acquires PSG from Vivendi (a) for    4/96: Claudio Elia, CEO, killed in     9/97: Announcement of recapitalization
stock at $9.75/share                       plane crash                            with Vivendi
12/97: Announces divestiture of            3/98: Rights offering completed at     10/98: Aqua announces a restructuring
Research-Cottrell                          $1.75/share                            and change of headquarters

Note:

(a) Formerly Compagnie Generale des Eaux refers to both the parent company and its subsidiary, Vivendi North America Company, formerly Anjou International



 . . . AND HAS REMAINED FLAT SINCE A BRIEF RUN-UP AFTER THE VIVENDI/ U.S. FILTER ANNOUNCEMENT

                  Price and Volume
     Daily from November 6, 1998 - May 7, 1999

[Following is a statistical data table in lieu of a graphic image in the printed document]


                                        VOLUME
DATE                 PRICE              (in thousands)
11/6/98              2.00               20.4
11/24/98             1.75               70.9
12/11/98             1.81               23.6
12/30/98             2.00               21.0
1/19/99              1.69               1470.6
1/21/99              1.56               129.8
2/4/99               1.81               66.1
2/23/99              1.50               17.3
3/11/99              1.50               28.8
3/17/99              1.38               85.6
3/22/99              2.00               623.3
4/1/99               2.06               188.3
3/29/99              2.38               98.0
4/15/99              2.31               32.9
5/3/99               2.13               73.6


Completion of the divestiture of   Vivendi proposes a purchase price of
Research-Cottrell [1/20/99]        $2.00/share for the publicly held shares
                                   [4/1/99]

Announces first-quarter earnings   Vivendi announces its intention to acquire
[3/17/99]                          U.S. Filter Corporation and take Aqua
                                   private [3/22/99]


Low Price on 2/18/99       -         $1.13
High Price on 12/02/98      -        $2.50



RELATIVE TO THE S&P, H2O AND ITS PEER GROUP HAVE PERFORMED POORLY OVER THE LAST FIVE YEARS

                             Index Price Graph
                     Daily From May 6, 1994-May 7, 1999

[Line Graph comparing the Indexed Price Growth of Aqua Alliance Corporation vs. The indexed price growth of the S&P 500 and THE INDEXED PRICE GROWTH OF THE O&M AND C&E COMPOSITE COMPANIES FOR THE PERIODS FROM 5/6/94 TO 5/4/99. OVER THIS PERIOD, THE INDEXED PRICE OF AQUA ALLIANCE CORPORATION HAS DECREASED FROM 100 TO 28, THE INDEXED PRICE OF THE O&M AND C&E COMPOSITE COMPANIES HAS INCREASED FROM 100 TO 155, AND THE INDEXED PRICE OF THE S&P 500 HAS INCREASED FROM 100 TO 300]


NOTES:
(a) The Composite consists of Dames & Moore Group, URS Corporation, Harding Lawson Associates, Randers Killam Group Inc.,
         Roy F. Weston, Inc., The IT Group Inc., Tetra Tech Inc.,
         EMCON and United Water Resources



WHILE THE COMPARABLE PEER GROUP HAS PERFORMED IN-LINE WITH THE S&P OVER THE LAST YEAR, H2O HAS BEEN HIGHLY VOLATILE


                             Index Price Graph
                    Daily From May 7, 1998 - May 7,1999

[Line Graph comparing the Indexed Price Growth of Aqua Alliance Corporation vs. The indexed price growth of the S&P 500 and THE INDEXED PRICE GROWTH OF THE O&M AND C&E COMPOSITE COMPANIES FOR THE PERIODS FROM 5/7/98 to 5/7/99. OVER THIS PERIOD, THE INDEXED PRICE OF AQUA ALLIANCE CORPORATION HAS BEEN HIGHLY VOLATILE AND HAS INCREASED FROM 100 TO 120, THE INDEXED PRICE OF THE O&M AND C&E COMPOSITE COMPANIES HAS PERFORMED IN-LINE WITH THE S&P 500 AND HAS INCREASED FROM 100 TO 125, AND THE INDEXED PRICE OF THE S&P 500 HAS INCREASED FROM 100 TO 123]


NOTES:
(a) The Composite consists of Dames & Moore Group, URS Corporation, Harding Lawson Associates, Randers Killam Group Inc.,
         Roy F. Weston, Inc., The IT Group Inc., Tetra Tech Inc.,
         EMCON and United Water Resources



APPENDIX A:  OVERVIEW OF H2O -- DRAFT

HISTORY OF H2O


          DATE            DESCRIPTION OF EVENT
JULY 13, 1987             R-C Holdings Inc. created through the leveraged
                          buyout of Research-Cottrell and subsidiaries, including Metcalf & Eddy, by Odyssey Partners,
                          L.P., Allen & Company Inc. and affiliates of
                          First Chicago Corp.

JUNE 21, 1989            Name changed to Air & Water Technologies
                          Corporation ("H2O" or the "Company")

AUGUST 10, 1989           Initial public offering of 4.6 million Class A
                          Common Shares at $17.00/share. (Net proceeds to the Company were approximately $71.3 million.)
                          Traded on the AMEX

MAY 13, 1990              Enters into Stock Purchase Agreement with
                          Compagnie Generale des Eaux (later known as
                          Vivendi SA, "Vivendi"). Vivendi acquires 3.5 million Class A Common Stock at $27.90/share
                          (completed on May 20, 1990), giving Vivendi a 17% ownership interest in H2O. Additionally, H2O issues $115 million of Convertible Debentures to the public exercisable at $30.00/share

OCTOBER 31, 1991          Acquires the 18% interest in Metcalf & Eddy that
                          had been spun-out to the public in 1988 and 1989 in order to raise capital. H2O initiates a restructuring

JUNE 14, 1994             Investment Agreement with Vivendi: issues 1.2
                          million shares of Preferred Stock convertible into 4.8 million Class A Common for$60 million
                          (equivalent to $12.50/share) and issues
                          approximately 6.7 million shares to Anjou
                          International Company (a subsidiary of Vivendi and later known as Vivendi North America Co.) for the purchase of Professional Services Group, Inc.
                          from Vivendi. Value of the shares issued was $9.75/share and Vivendi's aggregate ownership interest becomes 48%. Additionally, H2O receives a $125 million loan from Vivendi and agrees that H2O will serve as Vivendi's "exclusive vehicle in the U.S." for water and wastewater treatment services. Vivendi is given right to assign CEO, CFO and certain Board members of the Company.

1994 Liquidates asbestos abatement business and sells the assets of the natural gas compressor and power generation systems operations

AUGUST 1996               Enters into $60 million revolving credit facility
                          with Vivendi

SEPTEMBER 28, 1997        Amends Investment Agreement with Vivendi:
                          Recapitalization Agreement. Vivendi can now designate Chairman, as well as CEO, CFO and Board members proportionate to its ownership interest in H2O

DECEMBER 2, 1997          Announces plan to divest Research-Cottrell

MARCH 1998                Between September and March, Company completes
                          the Recapitalization in which the debt owed to Vivendi ($125 million and $60 million) and the Convertible Preferred Stock ($60 million) are effectively converted/exchanged into approximately 140.0 million Class A Common Shares at a price of $1.75/share, raising Vivendi's ownership interest in H2O to 83%. The debt was converted through a rights offering initiated in January 1998.

OCTOBER 31, 1998          Announces restructuring in order to streamline
                          organization and changes headquarters from New
                          Jersey to Wakefield, MA. Changes name to Aqua
                          Alliance Inc. ("H2O" or the "Company")

JANUARY 1999              Completes divestiture of Research-Cottrell



OVERVIEW OF REORGANIZATION



Pre-Restructuring Organization                Restructured Organization


         Air & Water                               Aqua Alliance
        Technologies
--------------------------------       ---------------------------------------


Research-   M&E   PSG   Technical           Operations &       Consulting &
 Cottrell               Services         Maintenance (PSG)   Engineering (M&E)
---------   ---   ---   ----------      ------------------   -----------------



DESCRIPTION OF TWO PRIMARY BUSINESS UNITS


METCALF & EDDY ("M&E")

o M&E provides water resource management, hazardous waste remediation and solid waste disposal consulting and engineering

o Designed over 200 wastewater treatment plants and over 50 water treatment facilities

1998 Sales                 $176.0
         % Total                    39.3%

1998 Gross Profit (a)      $27.6
         % Total                    49.9%


PROFESSIONAL SERVICES GROUP ("PSG")

o PSG provides maintenance and management services for treatment systems in the various water and wastewater and sludge and biosolid waste management markets

o Provides services to approximately 360 facilities and is highly concentrated in the Northeast

1998 Sales                 $271.5
         % Total                    60.7%

1998 Gross Profit(a)       $27.7
         % Total                    50.1%



Notes:
Source: 1998 10K Filing
(a)     Includes non-recurring items.



VIVENDI'S RELATIONSHIP WITH H2O

o        Equity ownership

         -        83% interest (154 million shares)

o        Investment Agreement/Recapitalization Agreement

         -        Board control and the ability to appoint management
         -        Registration rights
         -        Access to books and records
         -        Exclusivity
         -        Assistance in developing activities in Canada and Mexico
         -        Investment support for new activities in the U.S.
         -        No short-term merger for three years
         -        Indemnity on bonding (no longer necessary)

o        Contract partner in Puerto Rico

o        Technical

         -        Access to Vivendi research facilities



U.S. DEPARTMENT OF JUSTICE ("DOJ") INVESTIGATION INTO PSG

o Beacon spoke with Latham & Watkins (Vivendi legal counsel ), in order to more fully understand and assess the DOJ's broad investigation of PSG

o Investigation appears to be generally focused on "questionable financial transactions with third parties and payments to certain PSG consultants and other individuals"

         - Internal investigation initiated when PSG was subpoenaed by a federal grand jury in connection with investigation into payments made to the Houston City Council

         - Investigation uncovered evidence regarding potential illegal activities in New Orleans (not referenced in the 10-K)

         - H2O made concerted efforts to cooperate with DOJ, providing evidence and terminating individuals responsible

o There appears to be a broad range of potential outcomes to the investigation, ranging from censure to indictment

         - An indictment would most likely limit PSG's ability to bid on new business

         - Investigation represents a significant ongoing cost (legal fees) to the Company



PSG IS THE LEADING WATER AND WASTEWATER OPERATIONS MAINTENANCE COMPANY IN THE UNITED STATES

($ in Millions)

                       Municipal         Industrial      Total
PSG                    $255.4             $16.1          $271.5
U.S. Filter              90.0              30.0           120.0
OMI                      85.5              24.8           110.3
United Water            101.0              --             101.0
Severn Trent             65.0               1.0            66.0
Earth Tech               45.0               5.0            50.0
ECO Resources            36.5               0.3            36.8
American Anglian         34.0              --              34.0

PSA RANKING               1                 3               1



NOTES:
Source:  Public Works Financing - 3/99



METCALF & EDDY (M&E) IS ONE OF THE TOP TEN WATER AND WASTEWATER ENGINEERING
FIRMS IN THE COUNTRY


(Dollars in Millions)

                                                                                                  Total
                       Total             Water           Wastewater         Haz. Waste       Water/Wastewater
Montgomery Watson      $420.2            $138.6             $184.9              $88.2              $323.5
CH2M Hill               773.6             123.8              162.5              239.8               286.3
Earth Tech              673.0              87.5              168.2              269.2               255.7
CDM                     348.0             111.4              135.7               80.1               247.1
Black & Veatch          574.0             132.0               74.6               17.2               206.6
Malcolm Pirnie          166.6              38.3               85.0               44.9               123.3
M&E                     176.0              22.9               94.7               45.7               117.6
HDR                     244.6              24.5               61.1                2.5                85.6

M&E Ranking                 7                 8                  5                  5                   7



NOTES:
Source:  ENR Top 500 - 4/99



APPENDIX B:  VALUATION ANALYSES -- DRAFT

CONVENTIONAL VALUATION MEASURES MAY NOT REFLECT H2O'S TOTAL OR POTENTIAL VALUE

($ in Millions, except per share amounts)


PRICE PER SHARE:       $2.00       $2.50     $3.00

Implied Equity Value:  $370.4      $462.9    $555.5
         Net Debt      100.1       100.1     100.1
AGGREGATE VALUE:       470.4       563.0     655.6

                                                  COMPARABLE VALUATION RANGE
AS A MULTIPLE OF AGGREGATE VALUE
("ACHIEVABLE" SCENARIO(A)"):                      COMPANIES     TRANSACTIONS

 SALES
 1999B       $464.2   1.0 x      1.2 x    1.4 x    0.1x - 4.5x    0.3x - 1.6x

 EBITDA
 2000E       $9.0     52.3 x     62.6 x   72.8 x   3.8x - 14.8x   5.8x - 21.6x

 2001E       $16.2    29.0       34.8     40.5     --             --

AS A MULTIPLE OF AGGREGATE VALUE
("TARGET" SCENARIO(A)"):

 SALES
 1999B       $464.2   1.0 x      1.2 x    1.4 x    0.1x - 4.5x    0.3x - 1.6x

 EBITDA
 2000E       $15.4    30.5 x     36.6 x   42.6 x   3.8x - 14.8x   5.8x - 21.6x

 2001E       $26.3    17.9       21.4     24.9     --             --



DISCOUNTED CASH FLOW ANALYSIS BASED ON MANAGEMENT "ACHIEVABLE"
FINANCIAL PROJECTIONS


METHODOLOGY 1: TERMINAL VALUE BASED ON EBITDA MULTIPLE

                  ESTIMATED PRICE PER SHARE


Discount                       2003 EBITDA Multiple
Rates       7.0x              8.0x              9.0x             10.0x
10.0%                $0.24             $0.33            $0.42            $0.50
12.0%                 0.18              0.26             0.34             0.42
14.0%                 0.13              0.20             0.27             0.35


METHODOLOGY 2: TERMINAL VALUE BASED ON FREE CASH FLOW PERPETUITY GROWTH RATE

                  ESTIMATED PRICE PER SHARE


Discount                        2003 FCF Growth Rate
Rates        1.0%              2.0%             3.0%             4.0%
10.0%                $0.61             $0.75            $0.92            $1.15
12.0%                 0.36              0.44             0.54             0.67
14.0%                 0.18              0.24             0.30             0.38



DISCOUNTED CASH FLOW ANALYSIS BASED ON MANAGEMENT "TARGET"
FINANCIAL PROJECTIONS


METHODOLOGY 1: TERMINAL VALUE BASED ON EBITDA MULTIPLE

                  ESTIMATED PRICE PER SHARE


Discount                        2003 EBITDA Multiple
Rates         7.0x             8.0x             9.0x             10.0x
10.0%                $0.71             $0.84            $0.97            $1.10
12.0%                 0.62              0.74             0.86             0.98
14.0%                 0.54              0.65             0.76             0.87



METHODOLOGY 2: TERMINAL VALUE BASED ON FREE CASH FLOW PERPETUITY GROWTH RATE

                  ESTIMATED PRICE PER SHARE


Discount                        2003 FCF Growth Rate
Rates         1.0%             2.0%             3.0%             4.0%
10.0%                $1.26             $1.46            $1.71            $2.05
12.0%                 0.88              1.00             1.15             1.33
14.0%                 0.62              0.70             0.80             0.91



COMPARABLE COMPANIES ANALYSIS -- ENVIRONMENTAL CONSULTING &
ENGINEERING INDUSTRY

($ in Millions, except per share amounts)


                                                                               Equity Value
                                                                             As a Multiple of:
                                                                      ----------------------------------------
                                                                              Net Income
                                     Share Price                      ----------------------------
                              LTM      as of      Equity  Aggregate
Company                       Ended    5/7/99     Value   Value(a)      LTM     1999E(b)  2000E(b)  Book Value
-------------------------    -------  --------    ------  ---------   ------    --------  --------  ----------
URS Corporation (d)          1/31/99    23.94     $392      $489      15.9x     14.1x      12.2x      2.11x
Harding Lawson Associates    2/28/99     7.00       34        22       17.3      12.7         NA       0.69
Randers Killam Group Inc.(e) 1/2/99      2.63       67        54       21.0        NA         NA       0.81
Roy F. Weston, Inc.          12/31/98    3.00       30        41       34.7      30.0         NA       0.53
The IT Group Inc. (f)        12/25/98   14.94      343       841       14.1      13.0       10.7       1.39
Tetra Tech Inc. (g)          1/3/99     22.94      687       738       30.9      24.4       19.6      3.67*


         Aggregate Value
        As a Multiple of:              LTM Margins:
 ------------------------------------ ----------------
   LTM     LTM      LTM    Net Book                         Debt/
  Sales   EBITDA    EBIT   Capital(c) Gross     EBITDA    Book Cap
 ------- -------  -------  ---------- -----     ------    ---------
   0.61x    7.3x     9.3x   1.81x     41.8%       8.3%     39.8%
    0.15    3.8*      8.1    0.59     20.7%       3.9%      0.8%
    0.65     6.5      9.7    0.78     23.3%      10.1%      3.1%
    0.17     8.3    35.7*    0.61      7.9%       2.0%     22.8%
    0.66     6.5      8.8    1.14     14.8%      10.3%     68.2%
   1.71*   14.8*    17.2*   3.28*     18.5%      11.6%     22.9%


Statistics
Mean:       22.3x  18.8x   14.1x  1.11x   0.45x   7.1x    9.0x  0.98x  21.1%    7.7%  26.3%
Median:      19.2   14.1    12.2   0.81    0.61    6.9     9.0   0.78  19.6%    9.2%  22.8%
Max:         34.7   30.0    19.6   2.11    0.66    8.3     9.7   1.81  41.8%   11.6%  68.2%
Min:         14.1   12.7    10.7   0.53    0.15    6.5     8.1   0.59   7.9%    2.0%   0.8%


H2O            1/31/99      $2.25       $417       $517         NM         NM         NM     11.87x

               1.15x         NM         NM         3.82x       12.0%      (1.9%)      77.3%


NOTES:
* Multiples excluded from the calculation of the mean and median
LTM = Latest Twelve Months
(a) Aggregate Value = Equity Value plus Net Debt, where Net Debt equals Debt, Preferred Stock, and Minority Interest, less Cash
(b)      Source:  I/B/E/S Mean Earnings Estimates
(c)      Net Book Capital = Book Value plus Net Debt
(d) Results are pro forma for the acquisition of Woodward-Clyde Group, Inc. as of November 1, 1997. Does not account for recent announced acquisition of Dames & Moore
(e)      Pro forma for the acquisition of The Killam Group in late 1997.
(f)      Pro forma for the acquisitions of OHM Corporation, Fluor Daniel
         GTI, Inc., certain assets of ICF Kaiser Intl., Inc. and Roche Limited Consulting Group in 1998
(g) Tetra made numerous acquisitions during 1998 which are accounted for from the time of the acquisitions



COMPARABLE COMPANIES ANALYSIS -- WATER AND WASTEWATER OPERATIONS & MAINTENANCE INDUSTRY

($ in Millions, except per share amounts)



                                                                                        Equity Value
                                                                                     As a Multiple of:
                                                                         ----------------------------------------
                                                                                  Net Income
                                       Share Price                       ----------------------------
                                 LTM      as of      Equity  Aggregate
Company                         Ended    5/7/99     Value   Value(a)      LTM     1999E(b)  2000E(b)  Book Value
-------------------------       -------  --------    ------  ---------   ------    --------  --------  ----------

American Water Works Co. Inc.   12/31/98   $28.44    $2,304    $4,610    18.0x     16.7x       16.2x    1.86x
Anglian Water                   3/31/98     11.65     3,166     4,998     8.1 *      NA          NA     1.23
EMCON                           12/31/98     5.47        48        57    29.5      27.3  *       NA     0.78
Severn Trent PLC                12/31/98    13.61     4,628     6,387     8.9 *     9.6         9.3     1.25
Randers Killam Group Inc. (d)   1/2/99       2.63        67        54    21.0        NA          NA     0.81
The IT Group Inc. (e)           12/25/98    14.94       343       840    14.1      13.0        10.7     1.42
Tetra Tech Inc. (f)             1/3/99      22.94       687       738    30.9      24.4        19.6     3.67
United Water Resources          12/31/98    21.44       820     1,605    17.5      16.9        16.0     1.78


         Aggregate Value
        As a Multiple of:                     LTM Margins:
 --------------------------------------     ----------------
   LTM       LTM      LTM     Net Book                           Debt/
  Sales     EBITDA    EBIT    Capital(c)    Gross     EBITDA    Book Cap
 -------   -------  -------   ----------    -----     ------  ---------
  4.53x      9.4x     12.8x      1.30x       47.1%     48.1%    65.4%
  3.62       6.8       8.7         NA          NA     53.2%    43.2%
  0.38       6.9      14.8       0.84       35.2%      5.5%    16.4%
  3.14       6.8       8.9         NA          NA     46.5%    32.2%
  0.65       6.5       9.7       0.78       23.3%     10.1%     3.1%
  0.66       6.5       8.7       1.14       14.8%     10.3%    68.5%
  1.71      14.8 *    17.2  *    3.28  *    18.5%     11.6%    22.9%
  4.50      11.6      16.4       1.29       38.6%     39.0%    64.9%


Statistics
Mean:       21.8x  16.1x   14.3x  1.60x   2.40x   7.8x   11.5x  1.07x  29.6%   28.0%  39.6%
Median:      19.5   16.7    16.0   1.33    2.43    6.8     9.7   1.14  29.2%   25.3%  37.7%
Max:         30.9   24.4    19.6   3.67    4.53   11.6    16.4   1.30  47.1%   53.2%  68.5%
Min:         19.5    9.6     9.3   0.78    0.38    6.5     8.7   0.78  14.8%    5.5%   3.1%

NOTES:
* Multiples excluded from the calculation of the mean and median
LTM = Latest Twelve Months
(a) Aggregate Value = Equity Value plus Net Debt, where Net Debt equals Debt, Preferred Stock, and Minority Interest, less Cash
(b)      Source:  I/B/E/S Mean Earnings Estimates
(c)      Net Book Capital = Book Value plus Net Debt
(d)      Pro forma for the acquisition of The Killam Group in late 1997.
(e) Pro forma for the acquisitions of OHM Corporation, Fluor Daniel GTI, Inc., certain assets of ICF Kaiser Intl., Inc. and Roche Limited Consulting Group in 1998
(f) Tetra made numerous acquisitions during 1998 which are accounted for from the time of the acquisitions.



COMPARABLE TRANSACTION ANALYSIS -- ENVIRONMENTAL CONSULTING & ENGINEERING INDUSTRY

($ in Millions, except per share amounts)


                                                                         Equity Consideration            Aggregate Consideration
                                                                         as a Multiple of LTM:            as a Multiple of LTM:
                                                                         --------------------  ------------------------------------
 Effective    Target/Acquiror                         Consideration        Net        Book                                Net Book
   Date         (Target Description)             Equity   Aggregate(a)   Income      Value     Sales    EBITDA     EBIT  Capital(b)
---------- ----------------------------------    ------   ------------   ------      -----     -----    ------     ----  ----------
  Apr-99   Env. & Facilities Mgmt. Grp.            $82       $82           NA          NA      .77x     13.3x      3.4x      NA
             (ICF Kaiser Intl., Inc.) /
             The IT Group, Inc.(Environmental
             consulting, engineering,
             remediation, design, construction
             and management services)
  Apr-99   Roche Ltd., Consulting Group /          10        11          1219.5        2.53x    0.39      20.4  *   71.5     2.22x
              The IT Group, Inc. (c)
              (Engineering, construction
              and management services)
  Dec-98   Fluor Daniel GTI, Inc. /                52        69            32.0x*      0.62     0.35       7.6      12.5*    0.68
              The IT Group, Inc. (d)
              (Environmental consulting,
              engineering and construction
              management company)
  Jul-98   Radian International LLC /             117       159            NM          1.57     0.59        NM        NM     1.36
              Dames & Moore Group (Engineering
              and technical services firm
              specializing in environmental and
              remediation)
Feb-Jun-98 OHM Corporation / The IT Group,        295       379            94.0*       3.60     0.73      10.9      20.4*    2.28
              Inc. (e) (Environmental and
              hazardous waste remediation
              company)
  May-98   ABB Environmental Services, Inc./       12        13            18.8        2.48     0.26       5.8       9.5     2.21
           Harding Lawson Associates Group, Inc.
              (Environmental consulting services)
  Dec-97   NUS Environmental (Brown & Root, Inc.)  25        25            17.9        0.78     0.27       8.1      10.7     0.78
              / Tetra Tech, Inc. (Engineering
              and design services for the
              environmental remediation of air,
              water and soil)
  Nov-97   Woodward-Clyde Group, Inc. / URS       100       132            34.5        2.47     0.41       9.5      17.8     1.82
              Corporation (Waste management
              and environmental consulting
              services)
  Sep-97   The Killam Group Inc. (Thermo           71        72            21.2        1.07     1.15       8.4      11.4     1.07
              TerraTech Inc.) / The
              Randers Group Inc. (Environmental
              engineering, design and construction
              management company)
  Nov-95   KCM, Inc. / Tetra Tech, Inc.            13        13            12.9        2.79     0.56       6.9       7.8     2.76
              (Consulting engineering services)
  Mar-96   Greiner Engineering, Inc. /             79        63             NM         1.68     0.55      44.9  *     NM     2.02
              URS Corporation (Environmental
              engineering and design company)
  Oct-91   Metcalf & Eddy / Air & Water           221       264           108.1*       1.30     0.75      14.9      26.2*    1.24
              Technologies (f) (Environmental
              engineering and consulting
              services)



Statistics
Mean:      220.8x  1.90x   0.57x   9.5x   20.3x  1.68x
Median:      20.0   1.68    0.56    8.4    11.4   1.82

NOTES:
* Multiples excluded from the calculation of the mean and median LTM = Latest Twelve Months prior to announcement of acquisition
(a) Aggregate Consideration = Equity Value plus Net Debt, where Net Debt equals Debt, Preferred Stock, and Minority Interest, less Cash
(b) Net Book Capital = Book Value plus Net Debt
(c) IT paid $10 million in cash and will receive two potential earnout payments of an undisclosed amount
(d) Assumes equity value is reduced by the Company's Net Cash of $17 million in order to arrive at the consideration value of $69 million
    (e) This transaction was effected through a two-step process in which 54% ofthe Company was acquired in February 1998 and the remaining 46% in June 1998
(f) AWT acquired the remaining portion of M&E it did not already own (18%). This analysis assumes the acquisition of 100% of the Company



COMPARABLE TRANSACTION ANALYSIS -- WATER AND WASTEWATER OPERATIONS &
MAINTENANCE

($ in Millions, except per share amounts)


                                                                               Equity Consid-     Aggregate Consid-
                                                                                eration as a        eration as a
                                                                                  Multiple            Multiple
                                                                                   of LTM:            of LTM:
                                                                               ----------------   -----------------
Effective  Target/Acquiror                                    Consideration       Net     Book                           Net Book
  Date     (Target Description)                          Equity   Aggregate(a)  Income    Value   Sales   EBITDA   EBIT  Capital(b)
---------  --------------------                          ------   ------------  ------    -----   -----   ------   ----  ----------

 Pending   U.S. Filter Corp. / Vivendi SA                $5,667     $7,488.7     22.9x     3.27x   1.55x   12.0x   15.6x  2.11x
              (Manufacturer and installer
              of complete water systems for
              industrial users)
 Pending   Philip Utilities Management Corp.
              (Philip Services Corp.) /
              Azurix Corp.  (Operates and maintains        107          120        NA        NA    1.35    21.6    61.3*    NA
              water and wastewater treatment facilities)
 Jun-94    PSG, Inc. (Anjou Intl. Co.) / Air & Water        65           71      38.1*    14.56*   0.87    13.8    23.2   6.80*
               Technologies Corp. (Water and wastewater
               operations and maintenance services)



Statistics
Mean:       22.9x  3.27x   1.26x  15.8x   33.4x  2.11x
Median:      22.9   3.27    1.35   13.8    23.2   2.11


NOTES:
* Multiples excluded from the calculation of the mean and median LTM =
Latest Twelve Months prior to announcement of acquisition
(a) Aggregate Consideration = Equity Value plus Net Debt, where Net Debt equals Debt, Preferred Stock, and Minority Interest, less Cash (b) Net Book Capital = Book Value plus Net Debt



STOCK PREMIUM ANALYSIS


                                                                                                           % Held
   Date                                                                                   Aggregate     Prior to     Per Share
Announced                   Target                                Acquiror                  Value      Acquisition   Price Paid
---------    ------------------------------------   -----------------------------         ----------   -----------   -----------
01/06/99      ExecuStay Corp.                       Marriott International Inc.               $138.9       43.8%       $14.00
12/03/98      Banner Aerospace Inc.                 Fairchild Corp.                            380.8       85.0%        11.00
12/02/98      Brylane Inc.                          Pinault-Printemps Redoute                  804.2       49.9%        24.50
10/27/98      Citizens Corp. (Hanover Insurance Co.)Allmerica Financial Corp.                1,109.7       82.0%        33.25
10/16/98      BRC Holdings Inc.                     Affiliated Computer Services               260.0       51.0%        19.00
09/29/98      Newmont Gold Co.                      Newmont Mining Corp.                     4,235.4       93.8%        25.37
09/23/98      J&L Specialty Steel Inc.              Usinor SA                                  526.2       53.5%         6.38
09/23/98      Ryerson Tull Inc.                     Inland Steel Industries Inc.               510.8       86.4%        11.44
06/04/98      Allied Life Financial Corp.           Nationwide Mutual Insurance Co.            165.3       36.6%        30.00
04/30/98      Mycogen Corp. (Dow AgroSciences)      Dow AgroSciences (Dow Chemical)          1,052.3       68.6%        28.00
03/27/98      International Specialty Products      ISP Holdings Inc.                        2,125.8       84.0%        18.25
03/17/98      BET Holdings Inc.                     Investor Group                             768.1       58.0%        63.00
03/05/98      XL Connect Solutions Inc.             Xerox Corp.                                353.6       80.0%        20.00
01/22/98      BT Office Products Intl Inc.          Buhrmann NV                                689.7       70.0%        13.75
01/20/98      NACT Telecommunications (GST)         World Access Inc.                          144.6       68.0%        17.50
01/08/98      Rayonier Timberlands LP               Rayonier Inc.                              482.3       74.7%        13.00
10/20/97      Ticketmaster Group Inc.               HSN Inc.                                   845.3       44.6%        29.70
09/18/97      Guaranty National Corp.               Orion Capital Corp.                        647.4       77.3%        36.00
08/04/97      Perkins Family Restaurant LP          Restaurant Co.                             215.0       48.0%        14.00
06/03/97      Faulding Inc. (FH Faulding & Co.)     FH Faulding & Co Ltd.                      206.0       62.0%        13.50
06/02/97      Acordia Inc. (Anthem Inc.)            Anthem Inc.                                634.0       66.8%        40.00
05/22/97      Chaparral Steel Co. (Texas Industries)Texas Industries Inc.                      519.3       85.0%        15.50
05/14/97      Enron Global Power & Pipelines        Enron Corp.                                866.5       52.0%        33.83
02/25/97      Fina Inc.                             Petrofina SA                             2,427.1       85.4%        60.00
02/20/97      NHP Inc. (Apartment Investment)       Apartment Investment & Mgmt. Co.           370.6       55.1%        19.72
02/18/97      Contour Medical (Retirement)          Sun Healthcare Group Inc.                   72.8       65.3%         8.50
01/30/97      AST Research Inc.                     Samsung Electronics Co. Ltd.               558.1       49.0%         5.40
01/28/97      Calgene Inc. (Monsanto Co.)           Monsanto Co.                               567.5       56.3%         8.00
01/21/97      Mafco Consolidated Grp (Mafco)        Mafco Holdings Inc.                        980.3       85.0%        33.50
01/13/97      Zurich Reinsurance Centre             Zurich Versicherungs GmbH                  933.0       66.0%        36.00
11/27/96      Central Tractor Farm & Country        JW Childs Equity Partners LP               172.7       65.4%        14.25
10/10/96      WCI Steel Inc. (Renco Group Inc.)     Renco Group Inc.                           437.2       84.5%        10.00
09/09/96      Crocker Realty Trust Inc.             Highwoods Properties Inc.                  557.6       77.0%        11.88
08/26/96      Bankers Life Holding (Conseco)        Conseco Inc.                             1,534.7       88.5%        25.00
08/08/96      Roto-Rooter Inc. (Chemed Corp.)       Chemed Corp.                               220.3       54.9%        41.0
07/03/96      Golden Poultry Co Inc.               Gold Kist Inc.                              209.7       75.0%        14.25
06/03/96      Univar Corp.                         Pakhoed Holding NV                          605.3       28.0%        19.45
05/27/96      SyStemix Inc. (Novartis AG)          Novartis AG                                 401.6       73.2%        19.50
05/10/96      Transnational Re Corp.               PXRE Corp.                                  165.3       22.0%        24.32
01/26/96      Charter Bancshares Inc.              NationsBank Corp.                           811.6       42.0%        25.80
10/26/95      Maxtor Corp.                         Hyundai Electronics Industries              408.4       33.1%         6.70
10/18/95      Applied Immune Sciences Inc.         Rhone-Poulenc Rorer Inc.                    114.2       46.0%        11.75
09/26/95      SCOR US Corp. (SCOR SA)              SCOR                                        391.4       80.0%        15.25
07/14/95      REN Corp-USA (COBE Labs Inc.)        COBE Laboratories (Gambro AB)               388.3       53.0%        20.00
05/19/95      BIC Corp. (BIC SA)                   BIC SA                                      906.1       77.7%        40.50
04/05/95      Club Med Inc.                        Club Mediterranee SA                        503.6       67.0%        32.00
02/27/95      CCP Insurance Inc.                   Conseco Inc.                                667.7       48.0%        23.25
02/07/95      Rust International Inc.              WMX Technologies Inc.                     1,830.7       96.4%        16.35
01/18/95      Arcadian Partners LP                 Arcadian Corp.                            1,664.5       45.0%        29.00
12/28/94      Fleet Mortgage Group Inc.            Fleet Financial Group Inc.                1,742.0       81.0%        20.00
11/02/94      Pacific Telecom (PacifiCorp)         PacifiCorp                                1,643.9       87.0%        30.00
09/14/94      Petrolane Inc. (QFB Partners)        AmeriGas Inc. (UGI Corp.)                   762.1       35.0%        16.00
09/08/94      Contel Cellular Inc. (Contel)        GTE Corp.                                 4,533.9       90.0%        25.50
08/24/94      Castle & Cooke Homes Inc.            Dole Food Co. Inc.                          525.0       83.0%        15.75
07/28/94      Chemical Waste Management Inc.       WMX Technologies Inc.                     3,310.9       78.6%         8.85
06/06/94      Ogden Projects Inc. (Ogden Corp.)    Ogden Corp.                                 691.3       84.2%        18.38
03/14/94      Orient-Express Hotels Inc.           Sea Containers Ltd.                          60.1       41.9%         2.68
03/01/9       FoxMeyer Corp (Natl. Intergroup)     National Intergroup Inc.                    603.4       80.5%        14.46
01/07/94      Holnam Inc. (Holdernam Inc.)         Holderbank Financiere Glarus              1,707.1       95.0%         7.65


                                                                                           Mean            66.0%
                                                                                           Median          68.0%
(Table Continued)


               Premiums Paid
 ------------------------------------
 One-Day      One-Week      One-Month
  Prior         Prior         Prior
--------      --------      ---------

    3.2%          7.2%          9.8%
   25.7%         41.9%         40.8%
   45.2%         88.5%         44.1%
   20.6%         17.2%         20.9%
   17.1%         16.9%         15.2%
   (5.2%)        20.8%         62.4%
  100.2%        112.7%         37.9%
   (8.5%)       (11.6%)       (40.8%)
    4.3%         13.7%         26.3%
   41.8%         40.0%         52.4%
    4.3%          1.7%          14.5%
   53.7%         58.5%         58.2%
  (11.1%)        15.1%         22.1%
   32.5%         78.9%         78.9%
   12.0%         12.4%         16.7%
   11.2%         25.3%         17.5%
   32.0%         28.4%         56.3%
   10.8%         23.9%         27.7%
   28.7%         26.6%         31.8%
   25.6%         22.7%         45.9%
   12.7%         11.5%         26.0%
   20.4%         25.3%         29.2%
   11.8%         13.7%         19.8%
   19.7%         18.5%         21.5%
   28.3%         25.2%         16.9%
   21.4%         47.8%         58.1%
   16.8%          8.0%         20.0%
   62.0%         60.0%         60.0%
   23.5%         23.5%         27.6%
   17.1%         18.5%         11.6%
   17.5%         17.5%         18.8%
   17.6%         29.0%         77.8%
   18.8%         20.3%         21.8%
   14.9%         10.5%         11.7%
   12.3%         12.3%         11.2%
   52.0%         50.0%         39.0%
   57.2%         54.1%         58.8%
    4.7%         69.6%         59.2%
   12.5%         16.5%          8.7%
    1.2%         16.0%         22.9%
   42.9%         64.9%         44.9%
   67.9%         51.6%         38.2%
   37.1%         35.6%         38.6%
   27.0%         20.3%         26.0%
   13.3%         12.5%         28.6%
   41.4%         39.9%         44.6%
   20.0%         30.1%         23.2%
   27.0%         39.1%         39.1%
   17.2%         21.5%         26.1%
   19.4%         18.5%         18.5%
   23.7%         23.7%         23.7%
   48.8%         50.6%         45.5%
   43.7%         37.8%         36.0%
   35.5%         41.6%         55.6%
   10.6%         8.9%           1.1%
    5.8%         17.6%         20.5%
   78.5%         64.8%         53.0%
    7.1%         9.1%          11.2%
   13.3%         15.5%          7.4%


   24.9%         30.4%         31.2%
   19.7%         23.5%         26.3%



APPENDIX C:  COMPARABLE COMPANY DESCRIPTIONS -- DRAFT

                         AMERICAN WATER WORKS, INC.
                                VOORHEES, NJ

BUSINESS DESCRIPTION
         American Water Works Co., Inc. is a holding company which, together with its 22 regulated utility subsidiaries, comprises the largest group of privately-owned waterworks systems in the United States, serving a population of about 7 million people in 859 communities in 21 states.
         The American Water Works Service Co., a subsidiary, provides professional services as required to affiliated companies. These services include accounting, engineering, finance, water quality, information systems, human resource administration and training, purchasing, insurance placement, workplace safety, and management services.
         AWK also owns interests in finance companies which provide financing resources to communities in Pennsylvania, North Carolina, New York and Virginia to operate and upgrade their water and wastewater systems; and provide financing for the construction of a water treatment plant in Hingham,
Massachusetts.

INDEXED PRICE CHART                     TICKER:  AWK

Exchange: NYSE             (000's)


[Following is a statistical data table in lieu of a graphic image in the printed document]


                         AWK                 S&P 500
DATE                indexed price         indexed price
05/07/97             100                  100
09/29/97             103                  117
02/23/98             137                  127
07/16/98             152                  145
12/07/98             149                  146
05/03/99             136                  166

Source: FactSet and public filings


                                        Market Information (As of 5/07/99)

Current Share Price:            $28.44                LTM EPS              $1.58        18.0 x
FD Shares Outstanding           81.0                  1999E EPS            $1.65        16.7
Market Capitalization ($mm):    $2,304                2000E EPS            $1.76        16.2
Total Enterprise Value ($mm):   $4,610                3-5 Yr Growth Rate                 6.5 %
52 wk High/Low:                 $34.75 / $27.38
----------------------------     --------------       ------------------   ------       ------



                                    Financial Summary ($in millions, except per share data)
                                                                                December 31,

Summary Income Statement         1994              1995             1996              1997               1998
------------------------         ----              ----             ----              ----               ----
Revenue                         $770.2            $802.8           $894.6            $954.2            $1,017.8
Growth                            --               4.2%             11.4%             6.7%               6.7%
Gross Profit                    378.7              400.5            469.5            525.4              572.5
Margin                          49.2%              49.9%            52.5%            55.1%              56.2%
EBITDA                          305.6              324.3            396.0            446.4              489.7
Margin                          39.7%              40.4%            44.3%            46.8%              48.1%
EBIT                            232.7              244.3            294.0            333.9              359.9
Margin                          30.2%              30.4%            32.9%            35.0%              35.4%
Net Income                       78.7              88.1             101.7            119.1              127.1
WA Shares Out                    67.2              66.7             77.6              82.2               80.4
EPS                             $1.17              $1.32            $1.31            $1.45              $1.58
D&A                              72.9              80.0             101.9            112.5              129.8
Cap Ex                          266.7              331.7            273.7            352.0              390.6

Balance Sheet Data
-----------------------
Cash & Cash Equivalents         $31.5              $23.7            $13.0            $12.7              $39.1
Total Debt                    1,566.1            1,677.9          2,019.9          2,345.0            2,345.0
Shareholders' Equity            733.4              818.9          1,057.9          1,142.4            1,239.2


                                                        Current Market Multiples

TEV / LTM Revenue:                          4.5x                                 Market Value / LTM Net Income       18.0x
TEV / LTM EBITDA                             9.4                                 Market  Value / Book Value            1.9
TEV / LTM EBIT                              12.8                                 Total Debt / EBITDA                   4.8




                                                       ANGLIAN WATER SERVICES
                                                     HUNTINGDON, UNITED KINGDOM

BUSINESS DESCRIPTION
         Anglian Water Services is geographically the largest of the 10 regional water and sewerage services companies in England and Wales. In the Water services Business, Anglian serve over 4 million people, supplies 1.8 million properties and has 162 water treatment works. The Sewerage Services Business serves over 5.4 million people and 2.4 million properties and has 1,067 sewage treatment works.
         Anglian Water International provides high quality water and wastewater services to the world market, from the Americas to Australasia. These services include long-term concessions, operation and management, process design and contracting, innovative technology and design and build contracts.
         American Anglian, the company's U.S. subsidiary, is a joint venture providing water and wastewater services throughout North America.


                                   Segment Information
Business:
Water Supply & Sewage Services                                      $1,182.7
International                                                          214.9
Other                                                                 (15.9)
                                                       ----------------------
         Total                                                      $1,381.6

Geography:
United Kingdom                                                      $1,261.5
Europe                                                                  60.8
Other                                                                 (59.3)
                                                       ----------------------
         Total                                                      $1,381.6


                                                           Market Information (As of 5/07/99)

Current Share Price:                    $11.65               LTM EPS           $1.44             8.1x
Shares Outstanding                      271.7                1999E EPS         NA                  NA
Market Capitalization ($mm):            $3,166               2000E EPS         NA                  NA
Total Enterprise Value ($mm):           $4,997




                                    Financial Summary ($in millions, except per share data)
                                                                                December 31,

Summary Income Statement         1994              1995             1996              1997               1998
------------------------         ----              ----             ----              ----               ----

Revenue                        $1,118.0          $1,703.0          $1,260.7          $1,360.5          $1,381.6
Growth                            --               4.7%              7.7%              7.9%              1.6%
EBITDA                          478.6              564.1             617.6            684.1             735.3
Margin                          42.8%              48.2%             49.0%            50.3%             53.2%
EBIT                            370.1              438.2             477.3            531.8             571.3
Margin                          33.1%              37.4%             37.9%            39.1%             41.3%
Net Income                      244.3              330.4             353.9            380.1             391.5
Shares Out                      296.2              297.4             269.1            270.1             271.7
EPS                             $0.82              $1.11             $1.32            $1.41             $1.44
Growth                            --               34.7%             18.4%             6.9%              2.5%
D&A                             108.6              126.0             140.3            152.3             164.0
Cap Ex                          604.7              518.8             434.3            576.5             626.0


D&A                             108.6              126.0             140.3            152.3             164.0
Balance Sheet Data
-----------------------
Cash & Cash Equivalents        $195.5             $159.6            $124.3           $167.1            $124.1
Total Debt                      982.4            1,069.7           1,409.4          1,650.4           1,955.1
Shareholders' Equity          2,296.1            2,487.6           2,400.6          2,567.9           2,571.9


                                                 Current Market Multiples

TEV / LTM Revenue:                          3.6x                                Market Value / LTM Net Income        8.1x
TEV / LTM EBITDA                            6.8                                 Market  Value / Book Value           1.2
TEV / LTM EBIT                              8.7                                 Total Debt / EBITDA                  2.7




                                   EMCON
                               SAN MATEO, CA

BUSINESS DESCRIPTION
         EMCON designs solid and hazardous waste transfer, storage and disposal facilities; and develops source reduction, waste minimization, and recycling programs, as well as investigatory and remediation programs for locations contaminated with hazardous materials.
         Waste facility services include site selection and evaluation, facility design, development of preprocessing and operating plants, assistance in regulatory compliance and permitting, final closure, end-use planning and design construction, and operations and maintenance. Services also include the development of programs addressing environmental assessments and remediation of contaminated sites, as well as services related to applied sciences such as fuel spill damage assessment, marine fate-and-effect studies and natural resource damage assessment.

INDEXED PRICE CHART                     TICKER:  MCON

Exchange: NASDAQ           (000's)
[Following is a statistical data table in lieu of a graphic image in the printed document]


DATE                        MCON                 S&P 500
                        indexed price         indexed price
05/07/97             100                  100
09/29/97             140                  117
02/23/98             133                  127
07/16/98             110                  145
12/07/98             80                   146
05/03/99             135                  166

Source: FactSet and public filings



                                                           Market Information (As of 5/07/99)

Current Share Price:                    $5.47                 LTM EPS              $0.19             29.5x
FD Shares Outstanding                   8.8                   1999E EPS            $0.20              27.3
Market Capitalization ($mm):            $48                   2000E EPS            NA                   NA
Total Enterprise Value ($mm):           $57                   3-5 Yr Growth Rate                      8.0%
52 wk High/Low:                         $5.75 / $2.44



                                    Financial Summary ($in millions, except per share data)
                                                                                December 31,

Summary Income Statement         1994              1995             1996              1997               1998
------------------------         ----              ----             ----              ----               ----
Revenue                        $115.6             $122.5            $137.6            $139.6            $151.4
Growth                           --                6.0%              12.3%             1.2%              8.6%
Gross Profit                    58.6               63.9              65.1              53.4              53.2
Margin                         50.7%              52.2%              47.3%            38.3%             35.2%
EBITDA                          3.7                7.5                7.6              8.0               8.3
Margin                          3.2%               6.2%              5.5%              5.8%              5.5%
EBIT                           (0.7)               2.4               (0.7)             3.6               3.8
Margin                         (0.6%)              2.0%             (0.5%)             2.6%              2.5%
Net Income                     (0.7)               1.8               (3.2)             1.4               1.6
WA Shares Out                   7.9                8.3                8.5              8.7               8.8
EPS                          ($0.09)             $0.21             ($0.37)           $0.16             $0.19
D&A                             4.4                5.1                8.4              4.5               4.4
Cap Ex                          7.1                4.1                2.5              5.3               4.1

Balance Sheet Data
-----------------------
Cash & Cash Equivalents        $7.6              $10.0               $5.3             $6.1              $2.7
Total Debt                      1.6                2.1               16.9             13.8              11.6
Shareholders' Equity           63.1               65.3               55.8             58.1              59.1


                                                        Current Market Multiples

TEV / LTM Revenue:                          0.4x                                Market Value / LTM Net Income        29.5x
TEV / LTM EBITDA                             6.9                                Market  Value / Book Value             0.8
TEV / LTM EBIT                              14.8                                Total Debt / EBITDA                    1.4



                    HARDING LAWSON ASSOCIATES GROUP, INC
                                 NOVATO, CA

BUSINESS DESCRIPTION
         Harding Lawson Associates Group, Inc. provides engineering, environmental and construction services related to the remediation of contaminated sites and the design of hazardous and solid waste disposal facilities; and provides civil, transportation and geotechnical engineering services.
         Waste and environmental services (48% of FY 98 (May) sales) include site characterization and risk assessment; conceptual and detailed design of remedial systems and disposal or treatment facilities; construction management services; regulatory compliance and environmental permitting and monitoring; asbestos management; air quality management; geotechnical and civil engineering services; and water resources engineering.
         Infrastructure and geotechnical engineering services (18%) include soil and foundation investigation, roadway and pavement design and water resources engineering.
         In May 1998, HRDG acquired ABB Environmental Services, a consulting and engineering firm, for $12 million. ABB had 1997 billings of $52 million.
         In FY 98, Harding performed services for more than 1,200 industrial and government clients. The company is diversifying its markets; for example, in FY 98, U.S. military contracts accounted for 12% of gross revenues, versus 19% and 20% in FY 97 and FY 96, respectively. In FY 1998, private sector clients accounted for 54% of gross revenues; non-regulatory federal government clients, 21%, state and local governments, 20%; and international clients, 5%.

INDEXED PRICE CHART                     TICKER:  HRDG
Exchange:  NASDAQ
                  (000's)
[Following is a statistical data table in lieu of a graphic image in the printed document]


DATE                        HRDG                 S&P 500
                        indexed price         indexed price
05/07/97             100                  100
09/29/97             148                  117
02/23/98             1417                 127
07/16/98             132                  145
12/07/98             107                  146
05/03/99             1036                 166

Source: FactSet and public filings



                                                           Market Information (As of 5/07/99)

Current Share Price:                    $7.00                  LTM EPS              $0.40            17.3x
FD Shares Outstanding                   4.9                    1999E EPS            $0.55             12.7
Market Capitalization ($mm):            $34                    2000E EPS            NA                  NA
Total Enterprise Value ($mm):           $22                    3-5 Yr Growth Rate                    10.0%
52 wk High/Low:                         $10.13 / $5.00



                                    Financial Summary ($in millions, except per share data)
                                                        May 31,
                                                                                                                     LTM
Summary Income Statement         1994              1995             1996              1997               1998       2/28/99
------------------------         ----              ----             ----              ----               ----       -------
Revenue                        $115.6             $130.6           $120.7            $123.4            $123.3        $102.2
Growth                           --               13.0%            (7.5%)             2.2%             (0.1%)          NM
Gross Profit                    26.5               29.5             26.6              27.6              26.5          31.3
Margin                         23.0%              22.6%            22.1%             22.4%             21.5%          30.6%
EBITDA                          5.3                7.9              3.4               6.7               5.8            5.9
Margin                          4.6%               6.0%             2.8%              5.4%              4.7%          5.7%
EBIT                            1.4                4.6              0.8               4.1               3.2            2.8
Margin                          1.2%               3.5%            0.7%)              3.3%              2.6%          2.7%
Net Income                      1.0                3.0              1.0               2.4               2.5            2.0
WA Shares Out                   4.9                4.8              4.8               5.0               5.0            4.8
EPS                            $0.21              $0.62            $0.20             $0.49             $0.50          $0.40
D&A                             4.0                3.3              2.5               2.6               2.6            3.1
Cap Ex                          3.6                3.1              1.6               2.4               14.4          14.4

Balance Sheet Data
Cash & Cash Equivalents         $8.9              $12.6            $19.0             $24.5             $15.1          $12.6
Total Debt                      2.0                0.2              0.3               0.3               0.4            0.4
Shareholders' Equity            39.0               42.7             44.4              46.6              49.8          50.0


                                                        Current Market Multiples

TEV / LTM Revenue                          0.2x                                  Market Value / LTM Net Income       17.3x
TEV / LTM EBITDA                            3.8                                  Market  Value / Book Value            0.7
TEV / LTM EBIT                              8.1                                  Total Debt / EBITDA                   0.1



                              SEVERN TRENT PLC
                         BIRMINGHAM, UNITED KINGDOM

BUSINESS DESCRIPTION
         Severn Trent is an international water and wastewater services company headquartered in Birmingham, United Kingdom. The company is divided into numerous individual businesses which have separate headquarters and management teams strategically located throughout England, Europe and the United States. Severn Trent Water is the group's regulated water business providing high quality water and sewerage services to over three million households and businesses in the Midlands of England and parts of central Wales. Biffa Waste Services is an integrated waste management company which was the first UK company to provide national waste management service for well know high street names and was the first to create alliances with processors of recycled materials. It has alliances covering paper, card, newsprint, glass and plastics. Severn Trent Technology, headquartered in the U.S., is a leading supplier of environmental products and services and is represented in over 70 countries worldwide. Within this business, the company has a group which focuses on the treatment of water, wastewater and industrial waste effluents. Severn Trent Laboratories is the UK's largest commercial laboratories undertaking volume environmental analysis and testing. Fusion Meters manufactures electronic domestic water meters. Finally, the company's Paperflow Services business prints, mails and handles documents.



                                                           Market Information (As of 5/07/99)

Current Share Price:                    $13.61                LTM EPS              $1.53             8.9x
Shares Outstanding                      340.0                 1999E EPS            $1.41             9.6
Market Capitalization ($mm):            $4,628                2000E EPS            $1.47             9.3
Total Enterprise Value ($mm):           $6,387                4-Yr Growth Rate                       5.8%
52 wk High/Low:



                                    Financial Summary ($in millions, except per share data)
                                                        March 31,

Summary Income Statement         1994              1995             1996              1997               1998
------------------------         ----              ----             ----              ----               ----
Revenue                         $1,622.0          $1,749.4         $1,881.2          $1,975.1        $2,033.6
Growth                             --               7.9%             7.5%              5.0%              3.0%
EBITDA                           693.3             775.6             895.7            935.0             945.7
Margin                           42.7%             44.3%             47.6%            47.3%             46.5%
EBIT                             539.6             612.4             691.5            721.1             727.1
Margin                           33.3%             35.0%             36.8%            36.5%             35.8%
Net Income                       422.9             440.4             532.6            538.6             527.4
WA Shares Out                    357.9             333.3             365.7            352.9             343.8
EPS                               1.18              1.32             1.46              1.53              1.53
Depreciation & Amortization      153.7             163.2             204.1            213.9             218.6

Balance Sheet Data
--------------------
Fixed Assets                  $4,923.9           $5,279.2         $5,503.2         $5,834.4          $6,349.9
Net Debt                         936.1              922.0            782.7          1,129.0           1,759.0
Shareholders' Equity           3,477.0            3,721.8          4,080.6          4,112.1           3,706.2


                                                       Current Market Multiples

TEV / LTM Revenue:                         3.1x                                 Market Value / LTM Net Income        8.8x
TEV / LTM EBITDA                            6.8                                 Market  Value / Book Value            1.2
TEV / LTM EBIT                              8.8                                 Total Debt / EBITDA                   1.9



                         RANDERS KILLAM GROUP INC.
                                MUSKEGON, MI

BUSINESS DESCRIPTION
         Randers Killam Group Inc. provides construction related services, including design, engineering, project management, consulting, development and general contracting, mainly to industrial and commercial clients in Michigan, Ohio, Illinois, Massachusetts and West Virginia. The company's services also include water and wastewater treatment, highway and bridge projects, process engineering, constructing management, and operational services.
         Following the completion of the proposed acquisition of The Killam Group, Randers, through its Killam Associates subsidiary, would specialize in the design, planning and construction observation of municipal and privately owned water-treatment plants, waste treatment plants and hazardous-wastewater facilities. The company would provide full-service contract operations to plant owners in the public and private sectors.

INDEXED PRICE CHART                     TICKER:  RGI

         Exchange: AMEX             (000's)

[Following is a statistical data table in lieu of a graphic image in the printed document]

DATE                         RGI                 S&P 500
                        indexed price         indexed price
05/07/97                     100                   100
09/29/97                     160                   117
02/23/98                     120                   127
07/16/98                     80                    145
12/07/98                     60                    146
05/03/99                     84                    166

Source: FactSet and public filings


                                                           Market Information (As of 5/07/99)

Current Share Price:                    $2.63                LTM EPS               $0.12            21.0x
FD Shares Outstanding                   25.4                 1984E EPS             $0.59              4.4
Market Capitalization ($mm):            $67                  1985E EPS             $0.69              3.8
Total Enterprise Value ($mm):           $54                  3-5 Yr Growth Rate                      3.5%
52 wk High/Low:                         $3.75 / $1.56        1998 P/E to Growth                     0.26x



                                    Financial Summary ($in millions, except per share data)
                                                        March 31,                     LTM(b)

Summary Income Statement         1996              1997             1998             1/2/99
------------------------         ----              ----             ----             ------
Revenue                         $58.5             $64.4            $71.6             $82.5
Growth                            --              10.0%            11.2%              NM
Gross Profit                     13.5              16.3             18.7             19.2
Margin                          23.1%             25.4%            26.2%             23.3%
EBITDA                           7.4               8.9              8.6               8.3
Margin                          12.6%             13.8%            12.1%             10.1%
EBIT                             5.4               6.8              6.0               5.5
Margin                           9.2%             10.5%             8.3%             6.7%
Net Income                       2.7               3.6              3.2               3.2
WA Shares Out                   113.0             113.0            126.0             25.4
EPS                             $0.02             $0.03            $0.03             $0.12
D&A                              2.0               2.1              2.7               2.8
Cap Ex                           1.3               1.0              1.5               2.0

Balance Sheet Data
Cash & Cash Equivalents                           $1.7             $9.8             $15.5
Total Debt                                        1.9              2.5               2.7
Shareholders' Equity                              64.7             80.0             82.4


                                                       Current Market Multiples

TEV / LTM Revenue:                         0.7x                                  Market Value / LTM Net Income       21.1x
TEV / LTM EBITDA                            6.5                                  Market  Value / Book Value            0.8
TEV / LTM EBIT                              9.7                                  Total Debt / EBITDA                   0.3


Note:
Source:  FactSet and public filings
(a) Results prior to 1996 not significant because of various mergers and acquisitions.
(b) Pro forma for the acquisition of The Killam Group in late 1997. Results calculated by annualizing months ended 1/2/99



                            ROY F. WESTON, INC.
                              WEST CHESTER, PA

BUSINESS DESCRIPTION
         Roy F. Weston, Inc. provides consulting, engineering, construction and project management services to solve environmental and health and safety problems associated with air, water and land pollution, hazardous material and toxic waste treatment and disposal, workplace hazards, product use and energy conservation.
         Among the services provided are laboratory analysis and evaluation of samples of hazardous, toxic and other environmentally significant materials; development of cost-effective technologies and solutions to environmental problems; selection of sites and obtaining governmental permits; preparation of specifications and designs for constructing remedial systems and facilities; and construction, start-up and operation of facilities.
         Weston provides waste management and remediation programs for various federal agencies throughout the U.S. In 1997, the U.S. Government, including the Dept. of Energy, Environmental Protection Agency and Dept. of Defense, accounted for 54% of the Weston's gross revenue (in 1996, 55%).

INDEXED PRICE CHART                     TICKER:  WSTNA
Exchange:  NASDAQ
                  (000's)

[Following is a statistical data table in lieu of a graphic image in the printed document]

DATE                        WSTNA                S&P 500
                        indexed price         indexed price
05/07/97                     100                   100
09/29/97                     138                   117
02/23/98                     100                   127
07/16/98                     128                   145
12/07/98                     96                    146
05/03/99                     85                    166

Source: FactSet and public filings



                                                           Market Information (As of 5/07/99)

Current Share Price:                    $3.00                 LTM EPS              $0.09             34.7x
FD Shares Outstanding                   9.9                   1997E EPS            $0.10              30.0
Market Capitalization ($mm):            $30                   1998E EPS            NA                   NA
Total Enterprise Value ($mm):           $41                   3-5 Yr Growth Rate                     15.0%
52 wk High/Low:                         $4.38 / $2.00



                                    Financial Summary ($in millions, except per share data)
                                                        December 31,

Summary Income Statement         1994              1995             1996              1997               1998
------------------------         ----              ----             ----              ----               ----
Revenue                         $290.1            $309.9           $263.4            $238.1            $241.2
Growth                            --               6.8%            (15.0%)           (9.6%)             1.3%
Gross Profit                     27.7              31.1             21.3              7.8               18.9
Margin                           9.6%             10.0%             8.1%              3.3%              7.9%
EBITDA                           9.3              12.1               2.2             (12.1)             4.9
Margin                           3.2%             3.9%              0.8%             (5.1%)             2.0%
EBIT                            (0.7)             2.6               (5.6)            (17.5)             1.1
Margin                          (0.3%)            0.8%             (2.1%)            (7.4%)             0.5%
Net Income                      (1.1)             1.5               (6.1)            (14.0)             0.9
WA Shares Out                    9.5              9.5                9.6              9.7               9.9
EPS                             ($0.12)           $0.16            ($0.64)          ($1.44)            $0.09
D&A                              (10.1)            9.5               7.8              5.4               3.8
Cap Ex                           $39.4            $15.7             $27.6            $14.7              $9.5

Balance Sheet Data
-----------------------
Cash & Cash Equivalents          $18.7            $15.8             $17.5            $14.9              $5.5
Total Debt                        32.3             26.9              21.1             18.8              16.6
Shareholders' Equity              80.9             82.9              66.1             55.4              56.3


                                                        Current Market Multiples


TEV / LTM Revenue                           0.2x                                  Market Value / LTM Net Income      34.7x
TEV / LTM EBITDA                            8.3                                   Market  Value / Book Value          0.5
TEV / LTM EBIT                             35.7                                   Total Debt / EBITDA                 3.4



                              TETRA TECH, INC
                                PASADENA, CA

BUSINESS DESCRIPTION
         Tetra Tech, Inc. is a leading provider of specialized management consulting and technical services in three principal business areas: resource management, infrastructure, and communications. As a specialized management consultant, Tetra Tech assists its clients in defining problems and developing innovative and cost-effective solutions. Tetra's management consulting services are complemented by its technical services. These technical services, which implement solutions, include research and development, applied science, engineering and architectural design, construction management, and operations and maintenance. Tetra Tech's clients include a diverse base of public and private sector organizations serviced through over 100 offices located in the U.S. and internationally.
         As part of its growth strategy, Tetra Tech expects to pursue complementary acquisitions to expand its geographical reach and the breadth and depth of its service offerings. During fiscal 1998, Tetra Tech purchased ten companies in five separate transactions. Most recently, in September 1998, Tetra Tech acquired six Canadian corporations that are collectively known as the Sentrex Group of Companies (SGOC). The purchase was valued at about $19.2 million.
SGOC provides engineering and technical services to the cable television, telephony and data networking industries.

INDEXED PRICE CHART                     TICKER:  WATR

Exchange: NASDAQ                              (000's)

[Following is a statistical data table in lieu of a graphic image in the printed document]

DATE                        WATR                 S&P 500
                        indexed price         indexed price
05/07/97                     100                   100
09/29/97                     157                   117
02/23/98                     177                   127
07/16/98                     205                   145
12/07/98                     213                   146
05/03/99                     250                   166

Source: FactSet and public filings



                                                           Market Information (As of 5/07/99)

Current Share Price:                    $22.94               LTM EPS               $0.74            30.9x
FD Shares Outstanding:                  30.0                 1999E EPS             $0.94             24.4
Market Capitalization ($mm):            $687                 2000E EPS             $1.17             19.6
Total Enterprise Value ($mm):           $738                 3-5 Yr Growth Rate                     23.2%
52 wk High/Low:                         $28.00 / $15.40



                                    Financial Summary ($in millions, except per share data)
                                                        September 30,
                                                                                                                     LTM
Summary Income Statement         1994              1995             1996              1997               1998      1/3/99
------------------------         ----              ----             ----              ----               ----      ------
Revenue                         $96.5             $120.0           $220.1           $246.8              $382.9     $430.5
Growth                            --              29.6%            83.3%            18.5%               56.0%        NM
Gross Profit                     16.8              22.4             39.0             49.8                73.7       79.5
Margin                          24.7%             25.5%            24.2%            26.1%               24.8%       23.8%
EBITDA                           10.5              13.7             21.3             29.1                46.4       50.0
Margin                          15.5%             15.5%            13.3%            15.3%               15.6%       15.0%
EBIT                             9.2               11.8             17.7             24.6                39.8       42.8
Margin                          13.5%             13.4%            11.0%            12.9%               13.4%       12.9%
Net Income                       5.7               7.6              10.1             14.3                20.6       22.0
WA Shares Out                    10.7              16.9             18.1             19.7                29.2       30.7
EPS                             $0.54             $0.45            $0.56            $0.72               $0.71       $0.74
D&A                              1.4               1.9              3.6              4.5                 6.6         7.2
Cap Ex                           1.4               1.5              2.4              2.6                 3.5         4.1

Balance Sheet Data
-----------------------
Cash & Cash Equivalents         $15.9             $13.1             $6.1            $12.3                $4.9       $0.4
Total Debt                       0.0               20.0             0.0              21.5                47.6       51.6
Shareholders' Equity             33.5              41.5             63.3            107.6               167.8       173.6



                                                        Current Market Multiples

TEV / LTM Revenue                          1.7x                                 Market Value / LTM Net Income        30.9x
TEV / LTM EBITDA                           14.8                                 Market  Value / Book Value             3.7
TEV / LTM EBIT                             17.2                                 Total Debt / EBITDA                    1.0



                                 URS CORP.
                             SAN FRANCISCO, CA

BUSINESS DESCRIPTION
         URS Corp. offers a broad range of planning, design and program and construction management services to public and private sector clients on infrastructure projects involving transportation systems, facilities and environmental programs, through 130 offices in 18 countries.
         URS Corp. announced on February 1, 1999 that it had acquired privately-held Thorburn Colquhoun Holdings plc, a leading civil/structural engineering consulting firm based in the U.K.
         URS's focus has been on the infrastructure market, which includes surface and air transportation systems, institutional and commercial facilities, and environmental programs involving pollution control, water resources and hazardous waste management.
         Services provided by URS for the pollution control market include the planning and design of new wastewater facilities and analysis and expansion of existing systems.

INDEXED PRICE CHART                     TICKER:  URS

         Exchange: NYSE             (000's)

[Following is a statistical data table in lieu of a graphic image in the printed document]

DATE                         URS                 S&P 500
                        indexed price         indexed price
05/07/97                     100                   100
09/29/97                     174                   117
02/23/98                     139                   127
07/16/98                     178                   145
12/07/98                     212                   146
05/03/99                     236                   166

Source: FactSet and public filings



                                                           Market Information (As of 5/07/99)

Current Share Price:                    $23.94                LTM EPS               $1.51            15.9x
FD Shares Outstanding:                  16.4                  1999E EPS             $1.70             14.1
Market Capitalization ($mm):            $392                  2000E EPS             $1.97             12.2
Total Enterprise Value ($mm):           $489                  3-5 Yr Growth Rate                     15.2%
52 wk High/Low:                         $24.44 / $13.50



                                    Financial Summary ($in millions, except per share data)
                                                        October 30,
                                                                                                                     LTM
Summary Income Statement         1994              1995             1996              1997               1998      1/29/99
------------------------         ----              ----             ----              ----               ----      ------
Revenue                         $164.1            $179.8           $305.5            $406.5            $805.9       $818.8
Growth                            --               9.6%            69.9%             33.1%             98.3%          NM
Gross Profit                     61.6              70.9            118.3             265.0             327.3         336.6
Margin                          37.5%             39.5%            38.7%             65.2%              40.6         41.1%
EBITDA                           8.7               10.8             21.2              31.9              64.8         67.1
Margin                           5.3%              6.0%             7.0%              7.9%              8.0%         8.2%
EBIT                             6.1               7.7              16.0              24.0              50.2         52.7
Margin                           3.7%              4.3%             5.2%              5.9%              6.2%         6.4%
Net Income                       4.4               5.1              7.4               11.5              22.7         24.2
Shares Out                       7.8               7.7              9.1               10.7              15.8         16.0
EPS                             $0.57             $0.66            $0.81             $1.08             $1.43         $1.51
D&A                              2.6               3.1              5.3               7.9               14.6         14.4
Cap Ex                           2.1               1.6              3.0               5.1               12.2         11.9

Balance Sheet Data
Cash & Cash Equivalents          $9.5              $8.8            $22.4             $22.1             $36.5         $18.3
Total Debt                       9.3               10.0             61.3              48.0             116.3         114.8
Shareholders' Equity             34.0              39.5             56.7              77.2             166.4         173.5


                                                          Current Market Multiples

TEV / LTM Revenue                          0.6x                                  Market Value / LTM Net Income        15.9x
TEV / LTM EBITDA                            7.3                                  Market  Value / Book Value             2.1
TEV / LTM EBIT                              9.3                                  Total Debt / EBITDA                    1.7



                           UNITED WATER RESOURCES
                            HARRINGTON PARK, NJ

BUSINESS DESCRIPTION
         United Water Resources Inc. and its principal subsidiaries, United Water New Jersey Inc., United Water New York Inc. and the utility subsidiaries of United Waterworks, provide water and wastewater services to about two million people in 13 states, with more than half of the company's utility operations located in northeastern New Jersey and southeastern New York.
         On January 5, 1998, the United signed the nation's largest public-private partnership agreement for wastewater operations-- a 10-year agreement with the Milwaukee Metropolitan Sewerage District. UWR now manages the District's two large wastewater treatment plants, the biosolids fertilizer plant, the sewer interceptor system and deep tunnel storage networks in addition to its 30-megawatt power plant. As part of the contract, the Company operates and maintains the City's two wastewater treatment plants-- Jones Island and South Shore. The company is also installing a premier computerized maintenance management system to track and record all maintenance and repairs performed for the District, which will have on-line access to the system at all times. Milwaukee-area customers are guaranteed to save in excess of $140 million as a result of the new contract.

INDEXED PRICE CHART                     TICKER:  UWR

         Exchange: NYSE             (000's)

[Following is a statistical data table in lieu of a graphic image in the printed document]

DATE                         UWR                 S&P 500
                        indexed price         indexed price
05/07/97                     100                   100
09/29/97                     104                   117
02/23/98                     106                   127
07/16/98                     106                   145
12/07/98                     125                   146
05/03/99                     118                   166

Source: FactSet and public filings



                                                           Market Information (As of 5/07/99)

Current Share Price:                    $21.44                LTM EPS              $1.22             17.5x
FD Shares Outstanding:                  38.2                  1999E EPS            $1.27              16.9
Market Capitalization ($mm):            $820                  2000E EPS            $1.34              16.0
Total Enterprise Value ($mm):           $1,605                3-5 Yr Growth Rate                      5.2%
52 wk High/Low:                         $25.00 / $15.75



                                    Financial Summary ($in millions, except per share data)
                                                        October 30,

Summary Income Statement         1994              1995             1996              1997               1998
------------------------         ----              ----             ----              ----               ----
Revenue                         $293.0            $319.5           $332.0            $351.4            $356.2
Growth                            --               9.1%             3.9%              5.8%              1.4%
Gross Profit                    151.8              160.3            176.2            182.5             137.6
Margin                          51.8%              50.2%            53.1%            51.9%             38.6%
EBITDA                          109.8              113.1            127.8            131.6             138.9
Margin                          37.5%              35.4%            38.5%            37.5%             39.0%
EBIT                             83.4              82.2             95.7              95.6              97.6
Margin                          28.5%              25.7%            28.8%            27.2%             27.4%
Net Income                       31.3              20.0             44.6              23.1              48.0
Shares Out                       27.5              32.0             36.2              37.8              39.2
EPS                             $1.14              $0.62            $1.23            $0.61             $1.22
D&A                              26.3              30.9             32.1              36.0              41.3
Cap Ex                           66.9              76.3             80.1              85.4             103.9

Balance Sheet Data
Cash & Cash Equivalents         $40.2              $57.2            $36.2            $43.1             $56.5
Total Debt                      699.1              722.8            783.1            801.3             841.5
Shareholders' Equity            350.5              358.3            391.5            418.6             456.0


                                                         Current Market Multiples

TEV / LTM Revenue:                         4.5x                                  Market Value / LTM Net Income       17.5x
TEV / LTM EBITDA                           11.6                                  Market  Value / Book Value            1.8
TEV / LTM EBIT                             16.4                                  Total Debt / EBITDA                   6.1